                                                             EXECUTION ORIGINAL

                                                                  EXHIBIT 4.2.2


                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     AMONG

              INLAND PRODUCTION COMPANY and INLAND RESOURCES INC.,

                           TRUST COMPANY OF THE WEST,

                                      and


                         TCW ASSET MANAGEMENT COMPANY,

                       in the capacities described below


                                  $75,000,000


                               September 11, 1998

                               TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
ARTICLE I DEFINITIONS AND REFERENCES..............................................................................1

         Section 1.1  Defined Terms...............................................................................1
         Section 1.2  Exhibits and Schedules; Additional Definitions..............................................7
         Section 1.3  Amendment of Defined Instruments............................................................7
         Section 1.4  References and Titles.......................................................................7
         Section 1.5  Calculations and Determinations.............................................................7

ARTICLE II THE LOAN ............................................................................................. 8

         Section 2.1  Advance; Interest...........................................................................8
         Section 2.2  [INTENTIONALLY OMITTED].....................................................................8
         Section 2.3  Use of Proceeds.............................................................................8
         Section 2.4  Funding Fees................................................................................8
         Section 2.5  Principal Payments..........................................................................9
         Section 2.6  Principal Payments from ANCF................................................................9
         Section 2.7  Optional Prepayments in Whole..............................................................10
         Section 2.8  Additional Interest........................................................................10
         Section 2.9  General Payment Provisions.................................................................10

ARTICLE III CONDITIONS PRECEDENT TO LENDING......................................................................11

         Section 3.1  [INTENTIONALLY OMITTED]....................................................................11
         Section 3.2  [INTENTIONALLY OMITTED]....................................................................11
         Section 3.3  [INTENTIONALLY OMITTED]....................................................................11
         Section 3.4  Conditions Precedent for Additional Bank Loan Advances.....................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................12

         Section 4.1  Borrower's and Parent's Representations and Warranties.....................................12
         Section 4.2  Representation and Disclosures by Noteholder...............................................12

ARTICLE V COVENANTS OF BORROWER..................................................................................12

         Section 5.1  Covenants..................................................................................12
         Section 5.2  Coverage Ratio.............................................................................13

ARTICLE VI SECURITY..............................................................................................14

         Section 6.1  The Security...............................................................................14
         Section 6.2  Agreement to Deliver Security Documents....................................................14
         Section 6.3  Perfection and Protection of Security Interests and Liens..................................14
         Section 6.4  Production Proceeds........................................................................15
         Section 6.5  Appointment of Agent and Collateral Agent..................................................15


ARTICLE VII EVENTS OF DEFAULT AND REMEDIES.......................................................................18

         Section 7.1  Events of Default..........................................................................18
         Section 7.2  Remedies...................................................................................18
         Section 7.3  Indemnity..................................................................................19
         Section 7.4  Substitution of Operator...................................................................19

ARTICLE VIII RIGHT OF FIRST REFUSAL..............................................................................20

         Section 8.1  Right of First Refusal.....................................................................20

ARTICLE IX MISCELLANEOUS.........................................................................................21

         Section 9.1  Waivers and Amendments; Acknowledgments....................................................21
         Section 9.2  Survival of Agreements; Cumulative Nature..................................................22
         Section 9.3  Notices....................................................................................23
         Section 9.4  Parties in Interest........................................................................24
         SECTION 9.5  GOVERNING LAW; SUBMISSION TO PROCESS.......................................................24
         Section 9.6  Limitation on Interest.....................................................................24
         Section 9.7  Termination; Limited Survival..............................................................25
         Section 9.8  Severability...............................................................................25
         Section 9.9  Counterparts...............................................................................25
         SECTION 9.10 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC................................................26
         Section 9.11 Amendment and Restatement..................................................................26

                     AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made as of September 11, 1998, by and among Inland Production Company, a Texas corporation ("BORROWER"), Inland Resources Inc., a Washington corporation ("PARENT"), Trust Company of the West, in its capacity as holder of the Note described below (in such capacity, "Noteholder"), and TCW Asset Management Company, in its capacities as Agent and Collateral Agent (as described below). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS AND REFERENCES

                  Section 1.1 Defined Terms. As used in this Agreement, each capitalized term has the meaning given in this Section 1.1, in Annex A attached hereto, in the Intercreditor Agreement (as defined in Annex A) if specifically referred to in this Section 1.1, Annex A or otherwise as being defined the Intercreditor Agreement (regardless of whether the Intercreditor Agreement is in effect) or in the sections and subsections referred to below:

                  "12.5% IRR" has the meaning given such term in Schedule 5.
Schedule 5 also defines when a 12.5% IRR has been achieved by TCW.

                  "100% QUARTER" means a Fiscal Quarter for which any of the following applies:

                        (i) An Event of Default has occurred on or before the
              Quarterly Payment Date thereof and has not been waived by the Agent, Collateral Agent or the Noteholder;

                        (ii) Borrower is unable to make the Scheduled Minimum
              Principal Payment; or

                        (iii) A Coverage Deficiency exists on the Quarterly
              Payment Date.

                  During a 100% Quarter, 100% of ANCF shall be applied in the order of the ANCF Hierarchy.

                  "A NOTE" has the meaning given in Section 2.1.

                  "ADDITIONAL INTEREST" has the meaning given in Section 2.8.

                  "ADJUSTED INVESTMENT" means the sum, at the time in question, of:

                        (i) the then-outstanding principal amount of the Bank
              Debt;

                        (ii) the then-outstanding principal amount of the
              Notes;

                        (iii) any past due interest owing on the Notes or the
              Bank Debt;

                        (iv) any outstanding expenses or fees owed to Agent
              Bank, Agent, Collateral Agent or Noteholder; and (v) if Working Capital is a negative number, the absolute value of such Working Capital.

                  "ADVANCE" has the meaning given in Section 2.1.

                  "AGENT" has the meaning given in Section 6.5.

                  "AGENT BANK" means ING (U.S.) Capital Corporation, as agent under the Bank Credit Agreement, together with its successors and assigns in such capacity.

                  "AGREEMENT" means this Amended and Restated Credit Agreement.

                  "ALLOWED BANK INDEBTEDNESS" has the meaning given in the Intercreditor Agreement.

                  "APPROVAL LETTER" has the meaning given it in the Intercreditor Agreement.

                  "APPROVED SALES OR FINANCINGS" has the meaning given in the Intercreditor Agreement.

                  "B NOTE" has the meaning given in Section 2.1.

                  "BANK CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of even date herewith among Borrower, Parent, Agent Bank and the other financial institutions named therein from time to time as lenders as the same may be amended, restated or supplemented from time to time.

                  "BANK DEBT" means all Debt of Borrower, Parent or any Subsidiary of Borrower or Parent owing under any Bank Document to Agent Bank or Banks.

                  "BANK DOCUMENTS" mean, collectively, (a) the Bank Credit Agreement, (b) all promissory notes made by Borrower evidencing the Bank Debt,
(c) the Bank Interest Hedge Agreement, (d) all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower or Parent in connection with the Bank Credit Agreement and notes or any transaction contemplated thereby to secure or guarantee the payment or performance of any part of the obligations and duties of Borrower under such Loan Agreement and notes, and (e) all other agreements, certificates, documents, instruments and writings at any time delivered in connection with any of the foregoing.

                  "BANKS" means any lender from time to time a party to the Bank Credit Agreement.

                  "BORROWER" means Inland Production Company, a Texas corporation.

                  "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public both in the State of California and in the State of Colorado.

                  "CALCULATION QUARTER" has the meaning given in the Intercreditor Agreement.

                  "COLLATERAL AGENT" has the meaning given in Section 6.5.

                  "COVERAGE DEFAULT" has the meaning given in Section 5.3.

                  "COVERAGE DEFICIENCY" has the meaning given in Section 5.3.

                  "COVERAGE RATIO" has the meaning given in Section 5.2.

                  "DEFAULT" means any Coverage Default, any Event of Default, and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

                  "EVENT OF DEFAULT" has the meaning given in Section 7.1.

                  "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest that Noteholder is permitted under applicable law to contract for, take, charge, or receive with respect to the Obligation in question.

                  "INLAND REFINING GUARANTY" means that certain Guaranty dated as of September 23, 1997, made by Inland Refining for the benefit of Noteholder, as the same has been or may be amended, supplemented, restated or ratified from time to time.

                  "INITIAL AMORTIZATION DATE" means the earliest to occur of the following: (i) December 31, 2003, the maturity date of the Allowed Bank Indebtedness; (ii) the date on which all Allowed Bank Indebtedness has been repaid; (iii) the date of any acceleration of any Allowed Bank Indebtedness; and (iv) the date of any acceleration of the Obligations.

                  "INTERCREDITOR AGREEMENT" means that certain Amended and Restated Intercreditor Agreement of even date herewith executed by Borrower, Parent, Agent, Noteholder, Agent Bank, and the Banks, as the same may be amended, supplemented, restated or ratified from time to time.

                  "LATE PAYMENT RATE" means, at the time in question, twelve percent (12%) per annum, provided, however, that the Late Payment Rate shall in no event exceed the Highest Lawful Rate.

                  "LEASE VALUE AMOUNT" has the meaning given in Section 5.2.

                  "LENDER" means the Noteholder.

                  "LOAN" has the meaning given in Section 2.1.

                  "LOAN DOCUMENTS" means this Agreement, the Note, the Intercreditor Agreement, the Security Documents, the Warrant Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of all term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

                  "LOAN DOCUMENT DISBURSEMENTS" shall have the meaning given in
Schedule 5.

                  "LOAN DOCUMENT PAYMENTS" shall have the meaning given in
Schedule 5.

                  "MATURITY DATE" means December 31, 2006.

                  "MAXIMUM LOAN AMOUNT" means $75,000,000.

                  "MODIFIED NPV" means, at the time in question, based on the then most recent calculations of NPV, the sum of:

                  (a) the NPV of 90% to 100% (as chosen at such time by Agent or Collateral Agent in its sole and absolute discretion) of any Proved Developed Producing Reserves attributable to the Eligible Mortgaged Properties;

                  (b) the NPV of 80% to 90% (as chosen at such time by Agent or Collateral Agent in its sole and absolute discretion) of any Proved Developed Nonproducing Reserves attributable to the Eligible Mortgaged Properties;

                  (c) the NPV of 60% to 90% (as chosen at such time by Agent or Collateral Agent in its sole and absolute discretion) of any Proved Undeveloped Reserves attributable to the Eligible Mortgaged Properties;

provided, however, that:

                        (i) Modified NPV shall be zero for any such Proved
              Developed Nonproducing Reserves or Proved Undeveloped Reserves if
              (1) Borrower has not scheduled consistent with the Plan of Development the capital expenditures necessary to bring such reserves into production (as contemplated in such Engineering Report) to be made at or prior to the time contemplated in such Engineering Report, (2) such capital expenditures have not been approved by means of an Approval Letter, (3) Noteholder does not reasonably expect that Borrower will have funds available to make such capital expenditures, or (4) Noteholder has not concurred with the amount of such reserves as reflected in the Engineering Report most recently given prior to the calculation of such Modified NPV or the engineer in the Engineering Report has determined that the investment of the scheduled development expenditures to develop such reserves (i.e., to bring into production) will not produce on a risked basis (i.e., to the same extent as the particular reserves are risked in the calculation of Modified NPV) a fifteen percent (15%) internal rate of return per annum on such scheduled development expenditures.

No category of reserves other than Proved Reserves shall be taken into account in determining Modified NPV.

                  "MORTGAGE" means that certain Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of September 30, 1997 by Borrower in favor of Collateral Agent.

                  "NOTES" means, collectively, the A Note and the B Note.

                  "NOTEHOLDER" means Trustco, acting in its capacity as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032, together with its successors and assigns as holder of any Note.

                  "NOTEHOLDER GOVERNING DOCUMENTS" has the meaning given in
Section 6.5.

                  "OBLIGATIONS" means the sum of (a) all Debt from time to time owing by any of the Related Persons to Noteholder, Collateral Agent or Agent under or pursuant to any of the Loan Documents, plus (b) all other Debt from time to time owing by any of the Related Persons to any of Noteholder, Collateral Agent, or Agent. "OBLIGATION" means any part of the Obligations.

                  "OTHER ALLOWED DEBT" means the Bank Debt.

                  "OTHER LOAN DOCUMENTS" means the Bank Documents.

                  "PARENT GUARANTY" means that certain Guaranty dated as of September 30, 1997 by Parent for the benefit of Noteholder, as the same has been or may be amended, supplemented, restated or ratified from time to time.

                  "PLAN OF DEVELOPMENT" or "POD" means the Plan of Development as such is approved annually, beginning with the period from January 1, 1998 to December 31, 1998, by Borrower, Agent and Agent Bank or is modified or replaced from time to time by agreement among Borrower, Agent and Agent Bank. The first such POD must be approved by December 1, 1997.

                  "PROBABLE RESERVES" means "Probable Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

                  "QUARTERLY PAYMENT" means that payment of principal to be made on a Quarterly Payment Date pursuant to Section 2.5.

                  "REFINING MORTGAGE" that certain Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of May 29, 1998 by Inland Refining in favor of Collateral Agent and recorded with the Davis County Recorder as Instrument No. 1408691, in Book 2299, Page 937.

                  "REQUEST FOR ADVANCE" means a written request made by Borrower which meets the requirements of Section -------- 2.3. ---

                  "REQUIRED LENDERS" means any one of Agent, Collateral Agent or any Noteholder or Noteholders holding Notes evidencing 66 2/3% of the outstanding amount of the Loan.

                  "SCHEDULED BANK PAYMENTS" has the meaning given in Section
2.6.

                  "SCHEDULED MINIMUM PRINCIPAL PAYMENT" has the meaning given in Section 2.5.

                  "SECURITY DOCUMENTS" means the Mortgage, the Refining Mortgage, the Parent Guaranty, the Inland Refining Guaranty, any other instruments listed in the Security Schedule, and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Noteholder, Agent or Collateral Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

                  "SECURITY SCHEDULE" means Schedule 2 hereto.

                  "TAMCO" means TCW Asset Management Company, a California corporation, provided that as used in Annexes A, B, C and D the term "Tamco" shall mean Tamco in its capacity as Agent.

                  "TCW ENTITY" has the meaning given in Section 7.5.

                  "TRUSTCO" means Trust Company of the West, a California trust company.

                  "UNEVALUATED PROPERTY" means any Property owned by Borrower and located in the Uinta Basin that, at the time in question (a) is not evaluated in the then most-recent Engineering Report (or supplemental information) delivered to Noteholder as having Proved Reserves attributed thereto, and (b) is not otherwise included, or reasonably anticipated to be included, in the proration unit or drilling and spacing unit allocable to any Property of Borrower that has been so evaluated as having Proved Reserves attributed thereto; provided that no Property subject to Liens permitted under Section C.19(c) of Annex C is to be included herein.

                  "WARRANT AGREEMENT" means that certain Warrant Agreement dated as September 23, 1997 between Parent and Warrant Holder.

                  "WARRANT DOCUMENTS" means, collectively, the Warrant Agreement and the Warrants.

                  "WARRANT HOLDER" means, initially, TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P., a California limited partnership, and any other Person holding the Warrant.

                  "WARRANTS" means that certain Warrant to purchase Common Stock issued by Borrower to Noteholder on September 23, 1997, or any warrants in substitution or replacement thereof.

                  "WORKING CAPITAL" has the meaning given in Section C.27 of Annex C.

                  Section 1.2 Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Certain additional terms may be defined in the Security Schedule and used but not defined in the body of this Agreement; reference is hereby made to the Security Schedule for the meaning of any such terms.

                  Section 1.3 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, ratifications, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

                  Section 1.4 References and Titles. All references in this Agreement to Exhibits, Schedules, Annexes, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, Annexes, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                  Section 1.5 Calculations and Determinations. All fees and interest accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless Noteholder otherwise consents all financial statements and reports furnished to Noteholder hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP. Each matter to be determined, consented or agreed to, or accepted by Noteholder, Agent or Collateral Agent under the Loan Documents (such as the determination of Modified NPV) shall be made by Noteholder, Agent or Collateral Agent in its sole and absolute discretion, unless the applicable provision expressly states that the determination, consent, agreement or acceptance by Noteholder, Agent or Collateral Agent is to be made in compliance with some express restriction on Noteholder's, Agent's, or Collateral Agent's discretion (for example, if Noteholder's consent to a particular matter is required "not to be unreasonably withheld").

                                   ARTICLE II

                                    THE LOAN

                  Section 2.1 Advance; Interest. Subject to the terms and conditions hereof, Noteholder has made one advance to Borrower (the "ADVANCE") in the amount of the Maximum Loan Amount. The obligation of Borrower to repay the aggregate amount of the Advance made by Noteholder (the "LOAN"), together with interest accruing in connection therewith, is evidenced by (i) that certain Promissory Note, dated September 23, 1997 by Borrower as Maker made payable to the order of Noteholder in the original principal amount of $65,000,000 (the "A NOTE") and (ii) that certain Promissory Note dated September 23, 1997 by Borrower as Maker made payable to the order of Noteholder in the original principal amount of $10,000,000 (the "B NOTE"). Amounts borrowed and repaid on the Notes may not be reborrowed hereunder. Subject to the terms hereof and of the Notes, the unpaid principal of the Notes (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the rate of nine and three quarters percent (9.75%) per annum, payable quarterly on each Quarterly Payment Date, calculated as of the last day of the Fiscal Quarter then ending. All principal and interest owed under the Notes and which has not been paid when due shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

                  Section 2.2 [INTENTIONALLY OMITTED].

                  Section 2.3 Use of Proceeds. Borrower shall use or shall have used the funds from the Advance to (i) purchase of certain Utah oil and gas properties from Equitable Resources Energy Company and to pay its costs related to such acquisition; (ii) to provide Borrower working capital (or to pay down the Bank Debt); and (iii) to pay the costs and expenses related to the Bank Debt and the Loan. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Noteholder that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

                  Section 2.4 Funding Fees. On the date on which the Advance was made, Borrower paid to Noteholder a funding fee in an amount equal to three percent (3%) of the amount of the Advance.

                  Section 2.5 Principal Payments.

                  (a) The outstanding principal balance of the Notes shall be due and payable in full on the Maturity Date.

                  (b) On each Quarterly Payment Date, beginning with the first Quarterly Payment Date after the Initial Amortization Date and continuing until the Maturity Date, Borrower will make a payment of principal on account of the outstanding principal balance of the Loan in an amount equal to the greater of:
(i) ninety percent (90%) of ANCF (less the interest payments made on the Notes on such Quarterly Payment Date pursuant to Section 2.1 hereof); or (ii) in the amount (the "SCHEDULED MINIMUM PRINCIPAL PAYMENT") set forth below in the following table opposite the applicable Quarterly Payment number:

       Quarterly Payment                         Scheduled Minimum
           Number                                Principal Payment
           ------                                -----------------

            1-4                                       $6,250,000

            5-8                                       $8,750,000

           9-12                                       $3,750,000


                  Section 2.6 Principal Payments from ANCF.

                  (a) Schedule 4 sets forth the amounts and dates for payment of all principal payments of Allowed Bank Indebtedness which are required under the Bank Documents (the "SCHEDULED BANK PAYMENTS"). All parties hereto acknowledge and agree that, on or before the Quarterly Payment Date following each Calculation Quarter, all ANCF with respect to such Calculation Quarter (and any proceeds from Approved Sales or Financings which are used to pay Bank Debt or the Obligations) shall be applied in the order of the ANCF Hierarchy as set forth in Section 3 of the Intercreditor Agreement.

                  (b) Together with each payment made pursuant to this Section 2.6, Borrower shall deliver to Noteholder a report in detail acceptable to Noteholder setting out a detailed calculation of the ANCF for such Calculation Quarter. Any principal payments made out of ANCF pursuant to this Section 2.6 will be applied toward the minimum principal payments required under Section
2.5 on the applicable Quarterly Payment Date, but the minimum principal payments required under Section 2.5 will be required regardless of the amount of the payments based on ANCF which are required under this Section 2.6 .

                  (c) So long as no Event of Default has occurred and is then continuing, Noteholder shall first apply all principal payments on the Loan made pursuant to the preceding subsection (b) to the payment of any minimum principal payment then required under Section 2.5 and shall then apply any remaining payments made pursuant to this Section to the prepayment, without premium or penalty, of the principal payments thereafter required under Section
2.5 in the inverse order of their maturity.

                  (d) If any Event of Default has occurred and is continuing, and if no Bank Debt is then outstanding, then Noteholder may in its sole and absolute discretion apply the ANCF as it elects to the various Obligations which are then due and payable.

                  Section 2.7 Optional Prepayments in Whole. In addition to the payments required under Sections 2.5 and 2.6, Borrower may, at any time after October 1, 1999 and after

Borrower has given at least forty-five (45) days advance notice to Noteholder, from time to time and without premium or penalty prepay the Notes, in whole but not in part. Any prepayment of principal made under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Prior to October 1, 1999, Borrower may not prepay any principal of the Notes without the prior written consent of the Required Lenders, which consent may be given or withheld in their sole and absolute discretion.

                  Section 2.8 Additional Interest. Concurrently with the final payment of all principal and interest on the A Note (whether at its stated maturity date, as a result of mandatory or optional prepayments, or otherwise) or, if earlier, upon the acceleration of the A Note, Noteholder shall be entitled to receive additional payment (the "ADDITIONAL Interest") in cash in the amount required to give Noteholder a 12.5% IRR on the entire amount of the Loan Document Disbursements with respect to the A Note, and Borrower shall be obligated to pay the Additional Interest (it being understood and agreed that the Additional Interest is in addition to the principal and stated interest owing on the Loan, represents deferred compensation for the making and commitment to make the Loan, and in no way constitutes a penalty).

                  Section 2.9 General Payment Provisions. Borrower will make each payment which it owes under the Loan Documents such that payment is received by Noteholder no later than 11:00 a.m., Boston, Massachusetts time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds sent by wire transfer in care of:

                  Boston Safe Deposit
                  ABA No. 011001234
                  Real Estate Wiring No. 039624
                  Cost Center No. 3137
                  Re: Mellon Bank / Morgan Stanley / Fund V /Inland Account No. CPFF 873-3032

(or to such other bank and accounts as Noteholder may from time to time specify). Any payment received by Noteholder after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. When Noteholder collects or receives money on account of the Obligations which is insufficient to pay all Obligations then due and payable, Noteholder may apply such money as it elects to the various Obligations which are then due and payable.

                                  ARTICLE III

                        CONDITIONS PRECEDENT TO LENDING

                  Section 3.1 [INTENTIONALLY OMITTED].

                  Section 3.2 [INTENTIONALLY OMITTED].

                  Section 3.3 [INTENTIONALLY OMITTED].

                  Section 3.4 Conditions Precedent for Additional Bank Loan Advances. Borrower shall be permitted to obtain additional advances under the Bank Credit Agreement only if:

                  (a) no Coverage Deficiency or Default exists or would exist upon the making of the advance;

                  (b) such advances are used to develop Eligible Proved Properties pursuant to the Plan of Development, or to provide financing to Inland Refining in an aggregate amount not to exceed an amount set forth in Section C.18(g) below pursuant to the Production/Refining Credit Agreement and
Section 2.4 of the Bank Credit Agreement;

                  (c) such advance amounts, in the aggregate with the initial advance, do not exceed the maximum amount of the Allowed Bank Indebtedness; and

                  (d) Borrower has provided Noteholder with a Notice of Bank Advance in the form of Exhibit C attached hereto at least one day before delivered to the Agent Bank, and all representations and warranties made by Borrower in such Notice of Bank Advance shall be true in all material respects on and as of the date of such Notice of Bank Advance and as of the date such advance is to be made.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1 Borrower's and Parent's Representations and Warranties. To confirm Noteholder's understanding concerning Borrower, Parent and their business, properties and obligations and to induce Noteholder to enter into this Agreement and to make the Loan, Borrower and Parent each represent and warrant to Noteholder that each of the statements in Annex B is true and correct in all respects.

                  Section 4.2 Representation and Disclosures by Noteholder. Noteholder hereby represents that Noteholder will acquire the Note for its own account in the ordinary course of its business; however, the disposition of Noteholder's property shall at all times be and remain within its control and, in particular and without limitation, Noteholder may sell or otherwise transfer the Note, any participation interest or other interest in the Note, or any of its other rights and obligations under the Loan Documents.

                                   ARTICLE V

                             COVENANTS OF BORROWER

                  Section 5.1 Covenants. To conform with the terms and conditions under which Noteholder is willing to have credit outstanding to Borrower, and to induce Noteholder to enter into this Agreement and make the Loan, Parent and Borrower each warrant, covenant and agree that, until the full and final payment of the Obligations and the termination of this Agreement, unless Noteholder has previously agreed otherwise:

                  (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower and Parent will cause each other Related Person to observe, perform and comply with every such term, covenant and condition which is applicable to such Related Person.

                  (b) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay
(A) Agent's and Collateral Agent's direct out-of-pocket expenses in the amount of $25,000 and (B) all third-party costs and expenses incurred by or on behalf of Noteholder, Agent or Collateral Agent (including reasonable attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration of the various Loan Documents, (iv) the defense or enforcement of the Loan Documents or the defense of Noteholder's or Collateral Agent's exercise of their rights thereunder, (v) the reviews contemplated by Section C.16 of Annex C, and (vi) a semi-annual audit by Noteholder, Agent or Collateral Agent of the Related Persons' books and records.

                  (c) Engineering Reports. Borrower will pay all costs and expenses relating to all Engineering Reports.

                  (d) Board Visitation Rights. Noteholder shall have the right to appoint two (2) representatives, and such representatives shall: (i) receive all notice of all meetings (both regular and special) of the respective board of directors of Borrower and Parent and copies of all unanimous consents presented to the directors or such board; (ii) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; and (iii) receive as soon as available (but in any event not later than thirty (30) days after such meetings) copies of the minutes of all such meetings. If either such board proposes to take any action by written consent in lieu of a meeting, Borrower will give written notice to such representatives, which notice shall describe in reasonable detail the nature and substance of such proposed action. Borrower will furnish such representatives with a copy of each such written consent not later than five (5) days after execution. Such representatives shall not be members of either board and shall not be entitled to vote on any matters presented at such meetings of the boards or to consent to any matters as to which the consent of such board has been requested, but shall be entitled to receive reimbursement for expenses equivalent to that provided members of the board(s).

                  (e) Additional Guaranties. Any Subsidiary formed after the date hereof will execute a Guaranty for the benefit of Noteholder in the form of the Inland Refining Guaranty.

                  (f) Annex C. All of the covenants contained in Annex C will be observed.

                  Section 5.2 Coverage Ratio.

                  (a) On and after July 1, 1998, Borrower shall maintain a Coverage Ratio (as defined in subsection (b) below) of at least 150% at all times while any of the Obligations under the Loan Documents remain outstanding. A Coverage Ratio of 125% or less at any time is herein called a "COVERAGE DEFAULT", and a Coverage Ratio of more than 125% but less than 150% at any time is herein called a "COVERAGE DEFICIENCY". If any Coverage Default exists, Borrower must (or if any Coverage Deficiency exists, Borrower may in its discretion in order to avoid a 100% Quarter), within thirty (30) days after obtaining knowledge thereof, cure such Coverage Default (or Coverage Deficiency), either by furnishing and mortgaging additional engineered producing oil and gas properties satisfactory to Noteholder in order to increase Modified NPV or by making payments in order to reduce the Adjusted Investment; provided that Borrower may not cure more than two (2) Coverage Defaults by mortgaging additional engineered producing oil and gas properties.

                  (b) As used in this section, "COVERAGE RATIO" means at any time in question the quotient obtained by dividing:

                        (i) the sum of (A) 100% of the Modified NPV as
              determined from the Engineering Report most recently prepared as of such time in question, (B) the Lease Value Amount (as defined below) and (C) Working Capital,

                        (ii) by the "ADJUSTED INVESTMENT" at such time.

For purposes of this Section 5.2, the term "LEASE VALUE AMOUNT" means (a) until July 1, 1998, the working interest of Borrower in each Unevaluated Property multiplied by $250 per acre, (b) during the period beginning July 1, 1998 and ending on June 30, 1999, the working interest of Borrower in each Unevaluated Property multiplied by $150 per acre, (c) during the period beginning July 1, 1999 and ending on June 30, 2000, the working interest of Borrower in each Unevaluated Property multiplied by $50 per acre, and (d) at all times after June 30, 2000, zero.


                                   ARTICLE VI

                                    SECURITY

                  Section 6.1 The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule and by any additional Security Documents hereafter delivered by any Related Person and accepted by Collateral Agent.

                  Section 6.2 Agreement to Deliver Security Documents. Parent and Borrower agree to deliver to further secure the Obligations whenever requested by Collateral Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property of Borrower or Parent, except Liens permitted under Section C.19 of Annex C. Borrower also agrees to deliver, whenever requested by

Collateral Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Collateral Agent with respect to Properties designated by Collateral Agent, based upon abstract or record examinations to dates acceptable to Collateral Agent and (a) stating that Borrower or Parent has good and defensible title thereto, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents, subject to the provisions of the Bank Documents and Intercreditor Agreement, securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable thereto and in the proceeds thereof, and (c) covering such other matters as Collateral Agent may request.

                  Section 6.3 Perfection and Protection of Security Interests and Liens. Borrower and Parent will from time to time deliver to Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) in form and substance satisfactory to Collateral Agent, which Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

                  Section 6.4 Production Proceeds. Notwithstanding that, by the terms of the Mortgage, Borrower and Parent are or will be assigning to Collateral Agent all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Borrower and Parent may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Collateral Agent may exercise all rights and remedies granted under the Security Documents, subject to the provisions of the Bank Documents and Intercreditor Agreement, including the right to obtain possession of all Production Proceeds then held by Borrower or Parent and to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Collateral Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Collateral Agent to Borrower or Parent constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Collateral Agent to collect other Production Proceeds thereafter.

                  Section 6.5 Appointment of Agent and Collateral Agent.

                  (a) Agent. Noteholder hereby appoints Tamco as agent (together with its successors in such capacity herein called "AGENT") to act for and on behalf of Noteholder under or pursuant to this Agreement and the other Loan Documents, and Tamco hereby accepts such appointment. Agent is authorized to act on behalf of Noteholder in (i) exercising rights and remedies with respect to Collateral (which may be delegated to Collateral Agent) or with respect to any other matter under any of the Loan Documents, (ii) giving notices or instructions to Borrower, (iii) receiving information from or notices by Borrower, and (iv) communicating to Borrower determinations required or permitted to be made under this Agreement or any other Loan Document. Agent may, on behalf of Noteholder, take any other action which Noteholder is entitled to take hereunder or under any of the Loan Documents. Borrower and Parent may rely on any action of Agent as binding upon Noteholder. Such appointment of Tamco as Agent shall not, however, impair or modify any rights, obligations or duties which Tamco or any Affiliate of Tamco otherwise has with respect to Noteholder. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to Tamco by reason of any other document between Tamco and Noteholder, Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (g) below.

                  (b) Collateral Agent. Noteholder hereby appoints Tamco as collateral agent (herein, together with its successors and assigns in such capacity, "COLLATERAL AGENT") under the Loan Documents, to exercise such powers under the Loan Documents as are delegated to Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. Tamco hereby accepts such appointment. Collateral Agent shall act for and on behalf of Noteholder in connection with all Collateral and all Security Documents, including serving as mortgagee under each Mortgage and exercising rights and remedies provided thereunder. Borrower and Parent may rely on any action of Collateral Agent as binding upon Noteholder. The Mortgage contemplates that Collateral Agent may release Collateral in accordance with the terms thereof and Collateral Agent is hereby authorized to do so if it has received the prior consent of Noteholder, it being understood that Noteholder itself need not be a party to any such release. In its administration of this Agreement and the other Loan Documents, except to the extent to which another standard applies to Tamco by reason of any other document between Tamco and Noteholder, Collateral Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (g) below.

                  (c) Limitation of Duties and Fiduciary Relationship. Neither Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth in:

                        (i) this Agreement;

                        (ii) the other Loan Documents; and

                        (iii) the other documents entered into between any of
              Trustco, Tamco, Mellon Bank and Morgan Stanley Group, Inc. to establish their relationship with respect to the funds invested by Noteholder (in this section called the "NOTEHOLDER GOVERNING DOCUMENTS").

nor shall Agent or Collateral Agent have any additional fiduciary relationship with Noteholder arising under this section, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents against Agent or Collateral Agent.

                  (d) Written Directions. Agent or Collateral Agent may at any time request written directions from Noteholder with respect to (i) any interpretation of this Agreement, the Note and the other Loan Documents, or
(ii) any action to be taken or not to be taken hereunder or thereunder, and may withhold any action until such directions have been received from the Noteholder. Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a direction of Noteholder under the terms of this Agreement.

                  (e) Agents and Attorneys. Each of Agent and Collateral Agent may execute any of its respective duties under this Agreement, the Note and the other Loan Documents by or through agents or attorneys selected by Agent or Collateral Agent, respectively, using reasonable care. Neither Agent nor Collateral Agent shall be responsible to Noteholder for the negligence or misconduct of any agents or attorneys so selected. Agent and Collateral Agent shall be entitled to the advice of counsel concerning all matters pertaining to their respective duties hereunder.

                  (f) Limitation of Liability. Agent, Collateral Agent, and their respective officers, directors, employees, agents, attorneys-in-fact and affiliates shall not:

                        (i) be liable to Noteholder for any action taken or
              omitted to be taken by any of such Persons or for any error in judgment under or in connection with this Agreement, the Notes or any other Loan Documents, except for any such Person's gross negligence or willful misconduct; or

                        (ii) be responsible in any manner to Noteholder or any
              other Person for any failure of any other party to perform its obligations under this Agreement, the Note or any other Loan Document.

Nothing in this subsection, however, shall be deemed to limit or restrict any liability, fiduciary duty or responsibility of Tamco in any capacity other than as Agent or Collateral Agent, respectively, including any liability, fiduciary duty or responsibility under the Noteholder Governing Documents.

                  (g) Reliance upon Documentation. Each of Agent and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or any telephone conversation believed, respectively, by Agent or Collateral Agent to be genuine and correct and to have been signed, sent, made or spoken by the proper person or persons, and upon the advice and statements of legal counsel, independent accountants and other experts selected, respectively, by Agent or Collateral Agent.

                  (h) Reliance by Borrower and Parent. Noteholder agrees that, prior to the delivery to Borrower or Parent of a notice of the removal or termination of Tamco as Agent as set forth below, Borrower and Parent shall be entitled to rely on Tamco's or any subsequent Agent's authority to act on behalf of Noteholder in all dealings with Tamco (or any such subsequent Agent) with respect to the Loan and the Loan Documents; Borrower and Parent shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Agent; and Borrower and Parent shall discharge their respective obligations under this Agreement and the Loan Documents by delivering payments, notices and other information to Agent. In the event of the removal of Agent and the appointment of a successor Agent by Noteholder, Borrower and Parent shall not be required to recognize any such removal or appointment unless and until Borrower and Parent shall have received a writing setting forth such removal and appointment executed by Noteholder, and Borrower and Parent shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever. Noteholder similarly agrees that, prior to the delivery to Borrower and Parent of a notice of the removal or termination of Tamco as Collateral Agent as set forth below, Borrower and Parent shall be entitled to rely on Tamco's or any subsequent Collateral Agent's authority to act on behalf of Noteholder in all dealings with Tamco (or any such subsequent Collateral Agent) with respect to the Loan and the Loan Documents; and Borrower and Parent shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Collateral Agent. In the event of the removal of Collateral Agent and the appointment of a successor Collateral Agent by Noteholder, Borrower and Parent shall not be required to recognize any such removal or appointment unless and until Borrower and Parent shall have received a writing setting forth such removal and appointment executed by Noteholder, and Borrower and Parent shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever.

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.1 Events of Default.

                  (a) Each of the following events constitutes an Event of Default under this Agreement:

                        (i) Any event listed on Annex D attached hereto.

                        (ii) Any Material Adverse Change occurs in Borrower's
              individual (or Parent's Consolidated) financial condition, assets, business or operations and such adverse change is not remedied within sixty (60) days thereafter.

                        (iii) The occurrence of (A) a total of three (3) 100%
              Quarters within a five (5) consecutive Calendar Quarter period, or (B) a total of four (4) 100% Quarters prior to repayment in full of the Obligations; and

                        (iv) The occurrence of a Coverage Default which is not
              cured within thirty (30) days as provided in Section 5.2(a).

                  (b) Upon the occurrence of an Event of Default described in Section D.10 (a), (b) or (c) of Annex D with respect to Borrower or the acceleration of the Other Allowed Debt under the Other Loan Documents, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Noteholder at any time and from time to time may without notice to Borrower or any other Related Person declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to declaration by Noteholder), any obligation of Noteholder to make any further loans of any kind under any agreement with Borrower shall be permanently terminated.

                  Section 7.2 Remedies. If any Default shall occur and be continuing, Noteholder may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Noteholder may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Noteholder, Agent or Collateral Agent under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

                  Section 7.3 Indemnity. Borrower and Parent jointly and severally agree to indemnify each TCW Entity, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "LIABILITIES AND COSTS") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such TCW Entity growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or of any TCW Entity with respect to Hazardous Materials found in or released into the environment). In furtherance thereof, Borrower and Parent also agree to indemnify each TCW Entity, upon demand, from and against any all liabilities and costs arising from their failure to approve the acquisition of the Crysen Refinery and other related assets located in Woods Cross, Utah.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY TCW ENTITY,

provided only that no TCW Entity shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which (a) is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment, or by its own individual actions with respect to Collateral in its possession, or (b) is owed by it to Noteholder as a result of such TCW Entity's breach of a duty owed by it to Noteholder, but only to the extent proximately caused by such breach. As used in this section the term "TCW ENTITY" refers to each of Noteholder, Agent, Collateral Agent, Trustco, Tamco, and each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of any such Person.

                  Section 7.4 Substitution of Operator. During the continuance of any Event of Default, Collateral Agent shall (in addition to all of its other remedies) have the right, exercisable in its sole and absolute discretion, to demand in writing that Borrower resign as the operator (whether under an applicable joint operating agreement, in the records of any applicable regulatory authority, or otherwise) of all or any of the Properties constituting Collateral. Upon receiving such written demand (in this section called a "RESIGNATION DEMAND") from Collateral Agent, Borrower shall immediately take whatever actions are legally available to it in order to facilitate the succession of a reputable third party, chosen by Collateral Agent in its sole and absolute discretion, to the position as operator of any property or group of properties included in the Properties constituting Collateral and covered by the subject Resignation Demand. Without limitation of the generality of the foregoing:

                  (a) In the event Borrower owns one hundred percent (100%) of the working interest in a Property or group of properties covered by a Resignation Demand, Borrower shall immediately turn over operation of such Property or group of Properties to the successor operator chosen by Collateral Agent, and shall further execute or cause to be executed and filed with the appropriate regulatory authorities any such instruments as may be requested by Collateral Agent in order to document or effect such succession.

                  (b) In the event Borrower owns less than 100% of the working interest in a Property or group of Properties covered by a Resignation Demand, Borrower shall:

                        (i) notify any nonoperators of its resignation, such
              notification to be made in writing and otherwise made in accordance with the provisions of any applicable joint operating agreement or similar agreement;

                        (ii) take whatever action is legally available to it in
              order to expedite the effective time that a successor operator shall assume Borrower's duties as operator (by way of example and not by way of limitation, Borrower shall facilitate the election and succession of a new operator without waiting for any applicable grace period to expire under the operative joint operating agreement or similar agreement); and

                        (iii) cast its vote under the applicable joint
              operating agreement or similar agreement successor operator chosen by Collateral Agent, and such vote shall be cast by Borrower for the successor chosen by Collateral Agent both on an interim basis (if called for under the applicable joint operating agreement or similar agreement) and on a permanent basis.

                                 ARTICLE VIII

                             RIGHT OF FIRST REFUSAL

                  Section 8.1 Right of First Refusal. Noteholder and Parent hereby agree that Noteholder or its designee or assignee shall have an ongoing right of first refusal to purchase shares of the next issue or issues of preferred stock issued by Parent the proceeds of which, in the aggregate, shall not be less than $15,000,000 (the "PREFERRED SHARES"). Parent shall notify Agent in writing (the "FIRST REFUSAL NOTICE") in the event Parent receives a bona fide offer from a third party to purchase the Preferred Shares. For a period of fifteen (15) days following

Agent's receipt of the First Refusal Notice (the "ELECTION PERIOD"), Agent shall have the right to inform Parent in writing (the "ACCEPTABLE NOTICE") that Noteholder or its designee or assignee desires to purchase the Preferred Shares on the same basic terms and conditions set forth in the First Refusal Notice. In the event that Agent delivers an Acceptance Notice prior to the termination of the Election Period, Parent shall sell the Preferred Shares to Noteholder or its designee or assignee on the same terms and conditions set forth in the First Refusal Notice on or prior to the date which is forty-five (45) days after Parent's receipt of the Approval Notice. If Agent fails to deliver written notice of Noteholder's or its designee's or assignee's election to purchase the Preferred Shares prior to the termination of the Election Period, Parent shall be entitled to sell such Preferred Shares to such third party on or prior to the date which is forty-five (45) days after the last day of the Election Period in accordance with the terms and conditions set forth in the First Refusal Notice. If Parent fails to consummate a sale with such third party within such forty-five (45) day period, or in the event Parent desires to sell the Preferred Shares to such third party on terms differing from those set forth in the First Refusal Notice, the Preferred Shares shall again become subject to the right of first refusal as set forth in this Article VIII. Noteholder and Parent hereby agree that upon issuance by Parent of at least $15,000,000 of preferred stock or other equity securities or the consummation of farmout transactions which in either case would satisfy all of Parent's obligations under Section C.42 in accordance with the terms thereof, the right of first refusal set forth in this Section 8.1 shall terminate and have no further force or effect.

                                  ARTICLE IX

                                 MISCELLANEOUS

                  Section 9.1 Waivers and Amendments; Acknowledgments.

                  (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Noteholder, Agent or Collateral Agent in exercising any right, power or remedy which either may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Noteholder, Agent or Collateral Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Noteholder, Agent or Collateral Agent, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                  (b) Acknowledgements and Admissions. Borrower and Parent each hereby represent, warrant, acknowledge and admit that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Noteholder, Agent, or Collateral Agent whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Noteholder, Agent, or Collateral Agent as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Noteholder nor Agent nor Collateral Agent owes any fiduciary duty to Borrower or Parent with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Noteholder, Agent and Collateral Agent, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between either of Borrower or Parent and any of Noteholder, Agent, or Collateral Agent, (vii) should an Event of Default or Default occur or exist each of Noteholder, Agent and Collateral Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, neither Borrower nor Parent is relying upon any representation or covenant by Noteholder, Agent, Collateral Agent, or any representative thereof, and no such representation or covenant has been made, that Noteholder, Agent, or Collateral Agent will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) Noteholder has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make the Loan.

                  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 9.2 Survival of Agreements; Cumulative Nature. All of the various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Noteholder, Agent and Collateral Agent and all of Noteholder's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Noteholder, Agent or Collateral Agent under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Noteholder and Collateral Agent in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Noteholder and Collateral Agent of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

                  Section 9.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Noteholder at both of the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail. Any such notice or communication to Agent or Collateral Agent shall be given to Noteholder and shall be deemed received by Agent or Collateral Agent when received by Noteholder. Noteholder's addresses are:

                  Trust Company of the West
                  865 South Figueroa
                  Los Angeles, California 90017
                  Attention:  Arthur R. Carlson
                  Telephone:  (213) 244-0053
                  Telecopy:  (213) 244-0604

                  TCW Asset Management Company
                  1000 Louisiana Street, Suite 2175
                  Houston, Texas 77002
                  Attention:  George R. Hutchinson
                           and Marc MacAluso
                  Telephone:  (713) 615-7410
                  Telecopy:  (713) 615-7460

with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  601 South Figueroa Street
                  Thirtieth Floor
                  Los Angeles, California 90017
                  Attention:  David A. Lamb, Esq.
                  Telephone:  (213) 892-4000
                  Telecopy:  (213) 629-5063

                  Section 9.4 Parties in Interest. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Noteholder.

                  SECTION 9.5 GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES OF AMERICA (WITHOUT REGARD TO CALIFORNIA PRINCIPLES OF CONFLICTS OF LAW). EACH OF BORROWER AND PARENT HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND THE COUNTY OF LOS ANGELES AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. EACH OF BORROWER AND PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  Section 9.6 Limitation on Interest. Noteholder, Agent, Collateral Agent, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Noteholder, Agent and Collateral Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Noteholder or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Noteholder's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Noteholder, Collateral Agent and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

                  Section 9.7 Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing under the Loan Documents elect in a notice delivered to Noteholder to terminate this Agreement and the other Loan Documents. Upon receipt by Noteholder of such a notice, if no such Obligations are then owing then this Agreement and all other Loan Documents shall thereupon be terminated, the Liens thereunder released, and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, the obligations of Parent and Borrower under Section 7.3, and any other obligations which any Person may have to indemnify or compensate Noteholder or any of Noteholder's Affiliates shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Noteholder shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

                  Section 9.8 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

                  Section 9.9 Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

                  SECTION 9.10 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, PARENT, AGENT, COLLATERAL AGENT AND NOTEHOLDER HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY

LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

                  Section 9.11 Amendment and Restatement. This Agreement amends and restates in its entirety that certain Credit Agreement dated as of September 23, 1997, by among Borrower, Parent, Noteholder, Agent and Collateral Agent, as amended, restated, or supplemented to the date hereof (the "ORIGINAL AGREEMENT"). Borrower and Parent hereby agree that (i) the Loans outstanding under the Original Agreement and any other Loan Document and all accrued and unpaid interest thereon, and (ii) all accrued and unpaid fees under the Original Agreement and any other Loan Document shall be deemed to be outstanding under and governed by this Agreement.

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:                           INLAND PRODUCTION COMPANY



                                    By:
                                       ----------------------------------------
                                            Bill I. Pennington
                                            Chief Financial Officer

                                    Address:

                                    410 17th Street, Suite 700
                                    Denver, Colorado 80202
                                    Attention:  Kyle Miller
                                    Telephone:  (303) 893-0102
                                    Telecopy:  (303) 893-0103

PARENT:                             INLAND RESOURCES INC.



                                    By:
                                       ----------------------------------------
                                            Bill I. Pennington
                                            Chief Financial Officer

                                    Address:

                                    410 17th Street, Suite 700
                                    Denver, Colorado 80202
                                    Attention:  Kyle Miller
                                    Telephone:  (303) 893-0102
                                    Telecopy:  (303) 893-0103

NOTEHOLDER:                         TRUST COMPANY OF THE WEST, a California
                                    trust company, as Sub-Custodian for Mellon
                                    Bank for the benefit of Account No. CPFF
                                    873-3032


                                    By:
                                       ----------------------------------------
                                             Arthur R. Carlson
                                             Managing Director


                                    By:
                                       ----------------------------------------
                                            Marc MacAluso
                                            Senior Vice President

AGENT:                              TCW ASSET MANAGEMENT COMPANY, a
                                    California corporation, as Investment
                                    Manager under that certain Agreement dated as of June 13, 1994, between TCW Asset Management Company and Morgan Stanley Group, Inc.


                                    By:
                                       ----------------------------------------
                                            Arthur R. Carlson
                                            Managing Director

                                    By:
                                       ----------------------------------------
                                            Marc MacAluso
                                            Senior Vice President

COLLATERAL AGENT:                   TCW ASSET MANAGEMENT COMPANY,
                                    a California corporation


                                    By:
                                       ----------------------------------------
                                            Arthur R. Carlson
                                            Managing Director

                                    By:
                                       ----------------------------------------
                                            Marc MacAluso
                                            Senior Vice President

                                    ANNEX A

                               COMMON DEFINITIONS

         "2% Affiliate" means, as to any Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 2% or more of the outstanding voting securities of such Person, (b) any Person 2% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such Person, and (d) any officer, director, partner or sanguinal or affinal kin of such Person or any Person described above in clause (c) of this paragraph.

         "Affiliate" means, as to any Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such Person, and (d) any officer, director, partner or sanguinal or affinal kin of such Person or any Person described above in clause (c) of this paragraph. Pengo Securities Corp., Randall D. Smith and any Affiliate of Randall D. Smith including any trusts of which Randall D. Smith or any of his heirs at law is settlor, trustee or beneficiary shall, for purposes of such 10% test, be treated as a single Person.

         "ANCF," "ANCF Capital Expenditures," "ANCF Hierarchy," "ANCF LOE," "ANCF Overhead Costs," "ANCF Transportation Costs," and "Affiliates' ANCF" have the meanings given to such terms in the Intercreditor Agreement.

         "Bank Interest Rate Hedge Agreement" has the meaning given it in the Intercreditor Agreement.

         "Bank Mortgage" means, collectively, that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Borrower to Agent dated as of September 30, 1997, as amended, and that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement from Inland Refining to Agent dated as of May 29, 1998, as amended.

         "Change of Control" means the occurrence of either of the following events: (i) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Parent's management or their designees to be voted in favor of Persons nominated by Parent's Board of Directors) a larger percentage of the outstanding voting securities of Parent than the aggregate percentage owned by Randall D. Smith and Pengo Securities Corp., and the percentage of outstanding voting securities of Parent owed by such Person or Persons is 35% or more of the outstanding voting securities of Parent, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Parent) or (ii) one-third or more of the directors of Parent shall consist of Persons not nominated by Parent's Board of Directors (including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements which are in place as of the date hereof, but not those which arise after the date hereof unless they deal with the same parties or their Affiliates and no one else).

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Consolidated" refers to the consolidation of Parent, Borrower or any other Related Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries. "Consolidating," when used with reference to the financial statements of Parent, means the financial statements of Parent and its properly consolidated subsidiaries, presented in a manner acceptable to Agent which (a) shows the net intercompany transactions between each of Parent and such subsidiaries and (b) presents substantially the same information with respect to Borrower which would be presented on individual financial statements of Borrower.

         "Consolidated Net Income" means, as to any Person or Persons for any period, the gross revenues of such Person or Persons for such period, plus any cash dividends or distributions actually received by such Person or Persons from any other business entity, minus all expenses and other proper charges (including taxes on income, to the extent imposed upon such Person or Persons), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding the net earnings of any other business entity in which such Person or Persons has an ownership interest.

         "Consolidated Tangible Net Worth" means the remainder of all Consolidated assets of Parent, other than intangible assets (including as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus Parent's Consolidated Debt, provided that for purposes of this definition, Parent's Series C Convertible Preferred Stock shall not be included in the calculation of Parent's Consolidated Debt and shall be considered equity.

         "Crysen Refinery" means that certain refinery located in Woods Cross, Utah.

         "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Direct Taxes" has the meaning given it in the Intercreditor Agreement.

         "Disclosure Report" means either a notice given by Borrower under Section C.3 of Annex C or a certificate given by Borrower's chief financial officer under Section C.1 of Annex C.

         "Disclosure Schedule" means Schedule 1 to this Agreement.

         "Distribution" means (a) any dividend or other distribution made by a Related Person on or in respect of any stock, partnership interest, or other equity interest in such Related Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Related Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Related Person (including any such option or warrant).

         "EBITDA" means, for any four-Fiscal Quarter period, the sum of (1) the Consolidated Net Income of Parent during such period, plus (2) all cash interest paid during such period on Restricted

Debt (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining such Consolidated Net Income, plus (3) all income taxes which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income.

         "Eligible Mortgaged Properties" means, collectively, those Properties which (a) are owned by Borrower and mortgaged to secure the Obligations and the Other Allowed Debt, (b) for which Agent has received title opinions and other title information concerning such Properties in form, substance and authorship satisfactory to Agent, and (c) are free and clear of all Liens other than Permitted Liens.

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section C.1(d) or C.1(e) of Annex C.

         "Environmental Affiliate" means, as to any Person, any other Person which by virtue of its control of, or common control with, such Person, may incur any liability with respect to any claims, consent agreements, citations, complaints, penalty assessments, suits or other proceedings with respect to any alleged liability under, violation of or non-compliance with any Environmental Laws.

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Related Person has a fixed or contingent liability.

         "Farmout Agreement" means that certain Farmout Agreement by Inland Production Company and Inland Resources Inc. as Farmor, Smith Management LLC as Farmee, and Inland Production Company as Operator dated as of June 1, 1998.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Floating Rate Debt" means any part of the Obligations which bears interest at a floating rate.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Parent and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Parent or with respect to Parent and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Required Lenders agree to such change insofar as it affects the accounting of Parent or of Parent and its Consolidated subsidiaries.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement, including "Permitted Commodity Hedges" (as defined in the Intercreditor Agreement).

         "Hydrocarbons" means crude oil, natural gas or other liquid or gaseous hydrocarbons.

         "ING Pricing" means the pricing assumptions required under Regulations S-B, S-K or S-X , as applicable, promulgated by the Securities and Exchange Commission.

         "Initial Engineering Report" means the engineering report concerning oil and gas properties of Related Persons dated July 1, 1997, prepared by Ryder Scott Company.

         "Initial Financial Statements" means (i) the audited annual Consolidated financial statements of Parent dated as of December 31, 1997, (ii) the unaudited quarterly Consolidated financial statements of Parent dated as of June 30, 1998, (iii) the unaudited balance sheet of Inland Refining as of June 30, 1998, and (iv) other financial statements of Inland Refining from date of incorporation to June 30, 1998.

         "Inland Refining" means Inland Refining, Inc. a Utah corporation.

         "Inland Refining Contract" means any contract between Borrower and Inland Refining for the sale of hydrocarbons by Borrower to Inland Refining, which has been approved by Required Lenders in their sole and absolute discretion.

         "Insurance Schedule" means Schedule 3 to this Agreement.

         "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Debt or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "Lien" has the meaning given it in the Intercreditor Agreement.

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or in this Agreement (including the Disclosure Schedule), to (a) Parent's and its Subsidiaries' Consolidated financial condition, (b) the operations or properties of Parent and its Subsidiaries, considered as a whole, (c) Borrower's ability to timely pay the Obligations and perform its other obligations under the Loan Documents, or (d) the validity and enforceability of the material terms of any Loan Documents.

         "Mortgages" means the Bank Mortgage and the TCW Mortgage.

         "NPV" means, with respect to any Proved Reserves expected to be produced from any Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to Borrower's interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (i) appropriate deductions shall be made for Direct Taxes, operating, gathering, transportation and marketing costs, and any capital expenditures required for the production and sale of such reserves, and (ii) the pricing assumptions and escalations used in determining NPV for any particular reserves shall be the TCW Pricing. NPV shall be calculated hereunder in connection with each Engineering Report, either by Borrower, Tamco or the engineering firm who prepares such Engineering Report; in the event of any conflict, Tamco's calculation shall be conclusive and final.

         "Parent" means Inland Resources Inc., a Washington corporation.

         "Pennzoil Refinery" means that certain refinery in Roosevelt, Utah, presently owned by Pennzoil Products Company which Parent, as of the date of this Agreement, has under contract to purchase (which contract shall be assigned to Inland Refining prior to closing of such contract), the closing of the purchase of which is scheduled to take place on or about September 15, 1998.

         "Permitted Investment" means Investments:

                  (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which is rated at least A-1 by Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.)
         or P-1 by Moody's Investors Service, Inc.

                  (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

                  (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit are rated at least Aa3 by Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or AA- by Moody's Investors Service, Inc.

      "Permitted Lien" has the meaning given to such term in Section C.19 of Annex C.

         "Person" has the meaning given it in the Intercreditor Agreement.

         "Production/Refining Credit Agreement" means that certain Credit Agreement by and between Borrower and Inland Refining dated as of May 29, 1998, as amended, supplemented, or restated.

         "Production/Refining Loan" means those loans to be extended to Inland Refining by Borrower pursuant to the Production/Refining Credit Agreement.

         "Properties" has the meaning given in the Intercreditor Agreement.

         "Proved Reserves" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "Proved Developed Producing Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions, "Proved Developed Nonproducing Reserves" means Proved Reserves which are categorized as both "Developed" and "Nonproducing" in the Definitions, and "Proved Undeveloped Reserves" means Proved Reserves which are categorized as "Undeveloped" in the Definitions.

         "Quarterly Payment Date" means the second to last Business Day in each Fiscal Quarter, beginning with December 29, 1997.

         "Rating Agency" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc. or their respective successors.

         "Related Person" has the meaning given it in the Intercreditor
Agreement.

         "Restricted Debt" of any Person means Debt in any of the following categories:

         (a)  Debt for borrowed money,

         (b) Debt constituting an obligation to pay the deferred purchase price of property or services,

         (c) Debt evidenced by a bond, debenture, note or similar instrument,

         (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Debt arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements (excluding only option contracts giving such Person the right - and not the duty - to buy or sell goods expected to be bought or sold by such Person in the ordinary course of its business, so long as such Person has no obligation other than the initial payment in full of the purchase price for the option),

         (f) Debt constituting principal under leases capitalized in accordance with GAAP,

         (g) Debt arising under conditional sales or other title retention agreements,

         (h) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

         (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than 90 days past the incurrence thereof, or, if earlier, when due in accordance with its terms.

         "SJCC" means San Jacinto Carbon Company, a Texas corporation.

         "Sound Refinery" means that certain refinery located in Tacoma, Washington.

         "Sound Refining Deed of Trust" means that certain Amended and Restated Deed of Trust (with Security Agreement) dated as of December 24, 1997, executed by SJCC for the benefit of Inland Refining, encumbering the Crysen Refinery.

         "Sound Refining Note" means that certain Amended and Restated Promissory Note dated as of December 24, 1997, in the original principal amount of $1,500,000 made by SJCC payable to the order of Inland Refining, which note has been executed in restatement of that certain Promissory Note dated as of December 24, 1997, in the original principal amount of $1,500,000, made by Sound Refining, Inc. payable to the order of Banque Paribas, which note was assumed by SJCC.

         "Subsidiary" has the meaning given it in the Intercreditor Agreement.

         "TCW Mortgage" means, collectively, that certain Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Borrower to Tamco dated as of September 30, 1997, as amended, and that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Financing Statement from Inland Refining to Tamco dated as of May 29, 1998, as amended.

         "TCW Pricing" means those prices (a) for anticipated sales of Hydrocarbons that are hedged by a Hedging Contract with an investment grade counter party, which Hedging Contract has been approved by Tamco, equal to the fixed price or prices provided for in such Hedging Contract during the term thereof, and thereafter the prices provided for in subsection
(b) below; and (b) for anticipated sales of Hydrocarbons, if such sales are not hedged by a Hedging Contract that has been approved by Tamco, equal to the lowest of (i) the average price received by Borrower for Hydrocarbons of such kind produced from the Eligible Mortgaged Properties during the twelve months preceding the date of calculation, (ii) the average price received by Borrower for Hydrocarbons of such kind produced from the Eligible Mortgaged Properties during the six months preceding the date of calculation, and (iii) the average of the prices on the New York Mercantile Exchange (or any successor organization), as reported in the Wall Street Journal for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter) under the twelve forward contracts which are listed therein as the first to mature after such date of calculation, with any necessary adjustment specified by Tamco for quality and geographical differentials. The applicable price determined pursuant to the preceding clause (b) shall be escalated at 3% per annum for each year after the then current year

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

                                    ANNEX B

                     COMMON REPRESENTATIONS AND WARRANTIES


         Section B.1. No Default. No Related Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section B.2. Organization and Good Standing. Each Related Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States, if any, wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         Section B.3. Authorization. Each Related Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section B.4 No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Related Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Restricted Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section B.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section B.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present each of Inland Refining's and Parent's Consolidated financial position at the respective dates thereof, the results of Inland Refining's operations and Inland Refining's cash flows for the respective periods thereof, and the Consolidated results of Parent's operations and Parent's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial

Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule or a Disclosure Report. All Initial Financial Statements were prepared in accordance with GAAP.

         Section B.7. Other Obligations and Restrictions. No Related Person has any outstanding Debt of any kind (including obligations under farm-in agreements, other obligations to make capital expenditures, contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Parent's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. All obligations of any Related Person to make capital expenditures to drill or otherwise develop any oil, gas or mineral properties are specified in a Disclosure Schedule or Disclosure Report (by well or project, describing the dollar amount of each such obligation). Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely to cause a Material Adverse Change.

         Section B.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by Related Persons) that has not been disclosed to each Lender in writing which is materially likely to cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Engineering Report.

         Section B.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Related Person or any Related Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section B.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Related Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section B.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section B.12. Environmental and Other Laws. As used in this section:
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. ss. 9601(22). Except as set forth in the Disclosure Schedule or a Disclosure Report:

         (a) Related Persons are conducting their businesses in compliance with all applicable Laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses, except to the extent failure to have any such permit, license or authorization could not cause a Material Adverse Change. Each Related Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not cause a Material Adverse Change.

         (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any Tribunal or any other Person with respect to (i) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Related Person or on any property owned by any Related Person, (ii) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (1) any alleged failure by any Related Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

         (c) No Related Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

         (d) No Related Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Related Person to an extent that such handling has caused, or could cause, a Material Adverse Change; and

         (i) no PCBs are or have been present at any properties now or previously owned or leased by any Related Person;

         (ii) no asbestos is or has been present at any properties now or previously owned or leased by any Related Person;

         (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Related Person;

         (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Related Person;

         (v) no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Related Person to an extent that such release has caused, or could cause, a Material Adverse Change.

         (e) No Related Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         (f) No Hazardous Material generated by any Related Person has been recycled, treated, stored, disposed of or released by any Related Person at any location other than those listed in Disclosure Schedule.

         (g) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Related Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Related Person by any other Person), and no property now or previously owned or leased by any Related Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

         (h) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Related Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Related Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

         (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Related Person in relation to any properties or facility now or previously owned or leased by any Related Person which have not been made available to Agent.

         Section B.13. Names and Places of Business. No Related Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Related Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 9.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Related Person has any other office or place of business.

         Section B.14. Subsidiaries. Neither Borrower nor Parent presently has any Subsidiary or owns any stock in any corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Related Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Parent owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section B.15. Licenses. Each Related Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Related Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section B.16. Government Regulation. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Restricted Debt, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section B.17. Ownership of Borrower and Inland Refining. All of the outstanding shares of Borrower and Inland Refining are owned and shall at all times be owned by Parent.

         Section B.18. Taxes. Each Related Person has filed all United States Federal income tax returns and all other material tax returns that are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any Related Person and all other penalties or charges. The charges, accruals and revenues on the books of each Related Person in respect of taxes and other governmental charges are, in the opinion of Parent, adequate. No Related Person has not given or been requested to give a waiver of the statute of limitations relating to the payment of any federal or other taxes, except as listed in the Disclosure Schedule or a Disclosure Report.

                                    ANNEX C

                                COMMON COVENANTS

         Section C.1. Books, Financial Statements and Reports. Parent, acting through or on behalf of the Related Persons, will at all times maintain full and accurate books of account and records and a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender at Parent's expense:

                  (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Parent together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Arthur Anderson, L.L.P., or other independent certified public accountants selected by Parent and acceptable to Required Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Parent will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections C.18, C.21, C.23, C.27, C.28, C.29 and C.30 of this Annex C and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

                  (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, Parent's Consolidated and consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, Parent will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Parent stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections C.18, C.21, C.23, C.27, C.28, C.29 and
         C.30 of this Annex C and stating that no Default or Coverage Deficiency exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default or Coverage Deficiency.

                  (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

                  (d) By March 1 following the end of each Fiscal Year, beginning on March 1, 1998, an engineering report prepared as of the end of such Fiscal Year by Ryder Scott Company or other independent petroleum engineers chosen by Borrower and acceptable to Required Lenders, concerning the Properties. The report (1) shall separately report on Proved Producing Reserves, Proved Developed Nonproducing Reserves, Proved Undeveloped Reserves and probable reserves and separately calculate the NPV of each such category of Proved Reserves (and the similar net present value of such probable reserves), (2) shall be prepared in two versions, the first using ING Pricing and the second using TCW Pricing, and each using a 10% discount factor, (3) shall address the various factors to be taken into account in calculating ANCF so that projected ANCF can be readily calculated from the report, (4) shall take into account Borrower's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (5) shall identify and take into account any "over-produced" or "underproduced" status under gas balancing arrangements, (6) shall contain information and analysis comparable in scope to that contained in the Initial Engineering Reports, and (7) shall otherwise be in form and substance satisfactory to Required Lenders. The report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those Properties treated in the report which are Eligible Mortgaged Properties from those properties treated in the report which are not Eligible Mortgaged Properties. In the event that Borrower and Tamco disagree over whether or not any workovers or other remedial capital expenditures should be included in the report for the purposes of calculating NPV, the engineers preparing such report shall resolve such disagreement by determining whether such expenditures are likely to be required in accordance with prudent industry practice and shall include or exclude such expenditures based on such determination.

                  (e) By July 15 of each year an engineering report prepared by in-house petroleum engineers employed by Borrower, concerning all oil and gas properties and interests owned by any Related Person which are located in or offshore of the United States and which have attributable to them proved oil and gas reserves. This report shall be substantially in the form and substance as the reports delivered under subsection (d) above and otherwise shall be satisfactory to Required Lenders.

                  (f) Within fifty (50) days after the end of each Fiscal Quarter, a report in detail acceptable to Required Lenders with respect to the Properties during the Fiscal Quarter immediately prior thereto:

                           (1) describing by well and field the net quantities
                  of oil, gas, natural gas liquids, and water produced (and the quantities of water injected) during such Fiscal Quarter;

                           (2) describing by well and field the quantities of
                  oil, gas and natural gas liquids sold during such Fiscal Quarter out of production from the Properties and calculating the average sales prices of such oil, natural gas, and natural gas liquids;

                           (3) regardless of whether the same are included in
                  the calculation of ANCF, specifying any leasehold operating expenses, overhead charges, gathering costs, transportation costs, and other costs with respect to the Properties of the kind chargeable as direct charges or overhead under an Onshore COPAS Accounting Procedure for Joint Operations (1984 form published by the Council of Petroleum Accountants Societies);

                           (4) setting forth the amount of Direct Taxes on the
                  Properties during such Fiscal Quarter and the amount of royalties paid with respect to the Properties during such Fiscal Quarter;

                           (5) describing all activities carried out during
                  such Fiscal Quarter in furtherance of the Plan of Development, all other capital expenditures during such Fiscal Quarter, and all projections of capital expenditures projected to be made on any of the Eligible Mortgaged Properties; and

                           (6) describing all workover work and drilling during
                  such Fiscal Quarter, including the cost and status of each well drilled or worked over during such Fiscal Quarter, test reports for each well tested during such Fiscal Quarter, reports on prices and volumes received for such Fiscal Quarter, reports for each well completed during such Fiscal Quarter, and accompanying authorizations for expenditures.

                  (g) As soon as available, and in any event within forty-five
         (45) days after the end of each Fiscal Quarter, a list, by name and address, of those Persons who have purchased production during such Fiscal Quarter from the properties described in subsection (d) above, giving each such purchaser's owner number for Borrower and each such purchaser's property number for each such property.

                  (h) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, Borrower shall deliver to Agent an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as Exhibit E. Further, if requested by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year beginning with the Fiscal Year 1998, by Pilko & Associates, Inc. or other consultants selected by Agent which review shall, if requested by Agent, be arranged and supervised by environmental legal counsel for Agent, all at Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by Agent, based upon such review at Borrower's cost and expense.

                  (i) Concurrently with the annual renewal of the Borrower's insurance policies, Borrower shall, if requested by Agent in writing, cause a certificate or report to be issued by Agent's professional insurance consultants or other insurance consultants satisfactory to Agent certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

                  (i) By November 1 of each year, beginning with November 1, 1998, a proposed Plan of Development for the next succeeding year.

         Section C.2. Other Information and Inspections. Each Related Person will furnish to each Lender any information which Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section C.3. Notice of Material Events and Change of Address. Borrower and Parent will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

                  (a)  the occurrence of any Material Adverse Change,

                  (b)  the occurrence of any Default or Coverage Deficiency,

                  (c) the acceleration of the maturity of any Restricted Debt owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

                  (d)  the occurrence of any Termination Event,

                  (e) any claim of $50,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties,

                  (f) the filing of any suit or proceeding against any Related Person in which an adverse decision could cause a Material Adverse Change, and

                  (g) the receipt by any Related Person of a notice of any "Event of Default" under the Other Loan Documents.

Upon the occurrence of any of the foregoing Related Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         Section C.4. Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be conducted at all times consistent with prudent industry practices.

         Section C.5. Maintenance of Existence and Qualifications. Each Related Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions (a) where Collateral is located and (b) where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section C.6. Payment of Trade Debt, Taxes, etc. Each Related Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within 90 days past the original invoice or billing date thereof, or, if earlier, when due in accordance with its terms, all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Debt now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section C.7. Bonding and Insurance. The Related Persons will maintain all bonds and letters of credit in lieu of bonds which they are required to maintain (by law, lease terms, or consistent with prudent industry practices) in order to carry out development and production operations on, the Properties. Each Related Person will keep or cause to be kept adequately insured by financially sound and reputable insurers its and its Subsidiaries' vehicles and all other property in accordance with Schedule 3. Any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Agent, on behalf of Lenders, as their interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (ii) to provide that such policies may not be canceled, reduced or adversely affected in any manner for any reason without fifteen days prior notice to Agent, (iii) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. (To the extent that the Mortgages or any other Security Document contains other additional requirements for such endorsement, each Related Person shall also comply with such additional requirements.) Each Related Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Each Related Person shall at all times maintain cost of control of well insurance with respect to all wells being drilled or deepened, which shall insure against the following costs: cost of control of well; fires, blowouts, etc.; redrilling expense; and seepage and pollution expense.

         Section C.8. Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section C.9. Interest. Borrower hereby promises to each Lender to pay interest at the Late Payment Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section C.10. Compliance with Agreements and Law. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section C.11.  Environmental Matters; Environmental Reviews.

                  (a) Each Related Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

                  (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                  (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         Section C.12. Evidence of Compliance. Each Related Person will furnish to each Lender at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section C.13. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

         Section C.14. Completion of Activities. Borrower will (1) timely develop the Eligible Mortgaged Properties in accordance with the Plan of Development, and (2) except to the extent regulatory approval has not yet been obtained, have each producing and injection well which is hereafter completed put into normal operation. Borrower will make capital expenditures for the drilling and development of the Eligible Mortgaged Properties in accordance with the Plan of Development. The Plan of Development designates certain operations as "Primary Phases" and others, which are contingent upon the success of the "Primary Phases," are designated as "Secondary Phases." Prior to Borrower making capital expenditures with respect to "Secondary Phase" operations, if a specific measure of success with respect to the "Primary Phase" operations is set forth in the Plan of Development, such measure must have been achieved, or if no specific measure is set forth, Agent and Borrower must have agreed that the "Primary Phase" operation has been successful.

         Section C.15. Hedging Contracts. No Related Person will be a party to or in any manner be liable on any forward, future, swap or hedging contract, other than (a) existing hedging contracts listed in the Disclosure Schedule,
(b) interest rate hedges under the Bank Interest Rate Hedge Agreement required under Section C.17 of this Annex C, and (c) any other commodity floors approved by Required Lenders from time to time, including terms, duration and counterparty.

         Section C.16. Reviews. Borrower will meet with Agent, at Borrower's expense, from time to time (as frequently as monthly and in any event at least once per Fiscal Quarter), at the offices of Agent or at such other location as Agent and Borrower may agree, to review all operational activities of Borrower with respect to the Eligible Mortgaged Properties and all financial reports of the Related Persons since the date of the prior review. Each review shall be in scope satisfactory to Agent, but will include at a minimum, an update by Borrower on the development activities made pursuant to the Plan of Development, any requests by Borrower that changes be made to the Plan of Development, any cost or expense overruns or underruns, any mechanical problems incurred, and any differences in reserves or production estimates.

         Section C.17. Interest Hedging Contracts. Until the Floating Rate Debt is paid in full, Borrower will maintain Hedging Contracts under the Bank Interest Rate Hedge Agreement with respect to the Floating Rate Debt. Such Hedging Contracts shall: (i) during that portion of the Commitment Period prior to December 31, 1998, have notional amounts of not less than 50% of the principal amount of Floating Rate Debt reasonably projected by Borrower to be outstanding during the term of such Hedging Contracts, (ii) during that portion of the Commitment Period on or after December 31, 1998, have notional amounts of not less than 80% of the principal amount of the Floating Rate Debt reasonably projected by Borrower to be outstanding during the term of such Hedging Contracts, (iii) at all times after the Commitment Period, have notional amounts equal to the principal amount of the Floating Rate Debt projected by Borrower to be outstanding during the term of such Hedging Contracts, (iv) fix a cap for Borrower's exposure to increases in the interest rates payable on the Floating Rate Debt for an initial term of three (3) years, and (v) effectively fix a cap at eight and one-half percent (8.5%) or less for Borrower's exposure to increases in the interest rates payable on the Floating Rate Debt. Borrower shall enter into replacement Hedging Contracts at the end of each expiring Hedging Contract and, concurrently with any increase in the amount of the Floating Rate Debt, shall enter into such additional Hedging Contracts as may be required to keep Borrower in compliance with this Section C.17.

         Section C.18. Restricted Debt. No Related Person will in any manner owe or be liable for Restricted Debt except:

                  (a)  the Obligations.

                  (b)  the Other Allowed Debt.

                  (c) Hedging transactions required under Section C.17 or permitted under Section C.15 of this Annex C.

                  (d) any Restricted Debt assumed or incurred by any Related Person after the date hereof to finance all or any part of the purchase price of property acquired by such Related Person, provided that:

                           (i) such Restricted Debt shall be secured only by
                  the property so acquired and the improvements thereon,

                           (ii) each Lien securing such Restricted Debt shall attach or be existing at the time of acquisition,

                           (iii) only the Related Person that acquired such
                  property shall be liable on such Restricted Debt,

                           (iv) the principal amount of such Restricted Debt in respect of such property shall not exceed the lower of the acquisition price of or market value of the property at the time of acquisition thereof by such Related Person,

                           (v) the aggregate outstanding principal amount of such Restricted Debt of the Related Persons incurred for the purchase of trucks or automobiles does not at any time exceed $250,000, and the aggregate principal amount of such Restricted Debt which is incurred for such purpose in any Fiscal Year does not exceed $100,000, and

                           (vi) the aggregate outstanding principal amount of such Restricted Debt of the Related Persons incurred for purposes other than the purchase of trucks or automobiles, does not at any time exceed $200,000, and the aggregate principal amount of such Restricted Debt which is incurred for such other purposes in any Fiscal Year does not exceed $50,000.

                  (e) the Carmen promissory note described in paragraph C.18 of the Disclosure Schedule, as from time to time extended (but not increased).

                  (f) Parent's Series C Convertible Preferred Stock.

                  (g) the Debt of Inland Refining evidenced by the Production/Refining Credit Agreement, provided that the principal amount of such Debt thereof (including without limitation advances and the face amount of letters of credit) shall not exceed $20,000,000 at any time outstanding.

                  (h) guaranties by Parent, in form and substance acceptable to Required Lenders in their sole discretion, of obligations of Inland Refining under agreements for the purchase of refinery feed stocks in the ordinary course of business; provided, however, that each such guaranty shall specify a maximum aggregate liability for Parent under such guaranty, and the maximum aggregate amount of such specified maximum liability of Parent under all such guaranties shall not exceed $6,000,000 at any one time.

                  (i) miscellaneous items of Restricted Debt not described in subsections (a) through (h) which do not in the aggregate (taking into account all such Restricted Debt of all Related Persons) exceed $150,000 at any one time outstanding.

         Section C.19. Limitation on Liens. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

                  (a)  Liens which secure Obligations only.

                  (b) Liens which secure the Other Allowed Debt, provided that such Liens are subject to the Intercreditor Agreement.

                  (c) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Restricted Debt and secure only Restricted Debt which is not delinquent or which is being contested as provided in Section C.6.

                  (d) Liens securing the Restricted Debt permitted by Section
         C.18 (d), (e) or (i) of this Annex C.

         Section C.20. No Mergers. No Related Person will merge or consolidate with or into any other business entity. No Subsidiary of Parent will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Parent or another wholly-owned Subsidiary of Parent. No Subsidiary of Parent which is a partnership will allow any diminution of Parent's interest (direct or indirect) therein. No Related Person shall create or own any Subsidiary other than those listed in the Disclosure Schedule.

         Section C.21. Limitation on Dividends and Redemptions. No Related Person will make any Distribution in respect of any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any Distribution in respect of any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except that (a) Parent may at any time make Distributions in the form of Parent's common stock to the holders of Parent's Series C Convertible Preferred Stock, (b) Inland Refining may at any time make payments to Borrower pursuant to the Production/Refining Credit Agreement, and (c) Inland Refining may make any other Distribution or loan either in favor of or for the benefit of Borrower or Parent for the purpose of applying such Distribution to Affiliates' ANCF, as contemplated by Section 3 of the Intercreditor Agreement.

         Section C.22. Limitation on Sales of Property. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

                  (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

                  (b) personal property inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

                  (c) specific properties not subject to the Mortgages (or specific portions thereof), provided the same are abandoned and not otherwise disposed of and further provided that no well situated on the property to be abandoned, or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in paying quantities (with such determination of paying quantities being made taking into account the prudent operation of any unit in which such property is located).

                  (d) farmouts on terms and conditions reasonably acceptable to Required Lenders.

Neither Parent nor any of Parent's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Parent's Subsidiaries except that any Subsidiary of Parent may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section C.23. Limitation on Investments. No Related Person will make any Investment other than (a) Permitted Investments, (b) Investments in oil and gas properties, (c) Investments of Parent in (i) Inland Refining and (ii) Inland Production existing as of the date hereof, (d) Investments in the Sound Refining Note existing as of the date hereof, (e) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (f) the Production/Refining Loan permitted under Section C.37, and (g) the purchase by Inland Refining of the Pennzoil Refinery for a purchase price not to exceed $2,250,000 exclusive of prorations and expenses.

         Section C.24. INTENTIONALLY OMITTED

         Section C.25. Transactions with Affiliates. No Related Person will engage in any material transaction with any of its Affiliates other than (i) for customary director compensation paid to such Affiliates, (ii) for issuances of equity to Affiliates for fair value, provided that such issuances are permitted by Section C.21, (iii) transactions between Borrower or Guarantor and any Affiliate other than Inland Refining, the terms of which are no less favorable than those which would have been obtainable at the time in arm's-length dealings with Persons other than an Affiliate, (iv) the Production/Refining Loan, (v) the Parent guaranties set forth in Section C.18(h), (vi) the Inland Refining Contract, and (vii) the Farmout Agreement.

         Section C.26. Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) make Distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section C.27. Working Capital. Parent's Consolidated Working Capital will never be less than $1,000,000. As used herein, "Working Capital" means Parent's Consolidated current assets minus Parent's Consolidated current liabilities, provided that for the purposes of determining Working Capital: (i) Consolidated current assets will be calculated without including (1) any accounts receivable or other Debts owed to Parent by its Affiliates, employees or shareholders, and (2) any account receivable unpaid more than 120 days after its original invoice date, and (ii) for so long as no Event of Default exists, Consolidated current liabilities will be calculated without including any payments of principal on the Obligations and the Other Allowed Debt which are required to be made within one year from the time of calculation.

         Section C.28. Tangible Net Worth. Parent's Consolidated Tangible Net Worth plus any contributions made pursuant to the Farmout Agreement to Smith Management LLC in the form of common stock of Borrower will never be less than $35,000,000.

         Section C.29. EBITDA. At the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 1998, the ratio of (i) Parent's EBITDA to (ii) required interest payments on Parent's Consolidated Debt, for the four-Fiscal Quarter period ending with such Fiscal Quarter will not be less than (a) 1.30 to 1.00 for any Fiscal Quarter ending on or before December 31, 1998, (b) 1.50 to 1.00 for any Fiscal Quarter ending after December 31, 1998 and on or before March 31, 1999, (c) 1.70 to 1.00 for any Fiscal Quarter ending after March 31, 1999 and on or before June 30, 1999, and (d) 3.00 to 1.00 for any Fiscal Quarter thereafter.

         Section C.30. General and Administrative Expenses. Parent's Consolidated general and administrative expenses in any Fiscal Year shall not exceed the ANCF Overhead Costs for such Fiscal Year.

         Section C.31. No Public Announcements. No Related Person may make any public announcement or disclosure of the transactions contemplated by this Agreement or any other Loan Document, except as required by law or approved by Agent, in its sole and absolute discretion prior to the making of any such public announcement or disclosure.

         Section C.32. Refinery Acquisitions. No Related Person will enter into an acquisition of a refinery (regardless of whether or not the proceeds of any Loan are used to finance such acquisition), other than such Investments existing as of September 11, 1998 and the acquisition of the Pennzoil Refinery, unless all aspects of such acquisition, including the structure of the acquisition, related documentation, additional Security Documents, liabilities to be assumed by any Related Person in connection therewith, and environmental inspections, have been reviewed and approved by Lenders in their absolute discretion.

         Section C.33. Transactions Regarding Pennzoil Refinery. If Inland Refining does not acquire the Pennzoil Refinery for any reason, but such Pennzoil Refinery is acquired by any Affiliate or any 2% Affiliate of a Related Person, then no Related Person shall enter into any contract for the sale, purchase, processing, refining or treatment of hydrocarbons with the owner, operator or lessee of such Pennzoil Refinery unless such contract is on terms and conditions that are no less favorable than those which would have been obtained in an arms length transaction with Persons other than Affiliates, which shall be determined by Agent in its reasonable discretion, and unless Agent has been provided with thirty (30) days prior written notice of the contract.

         Section C.34. Sound Refining Note. Neither Inland Refining nor any Environmental Affiliate of Inland Refining shall institute any foreclosure proceedings, take possession of, manage, operate, or exert controlling influence over any property or facility which secures the Sound Refining Note and is encumbered by the Sound Refining Deed of Trust, without first obtaining the prior written consent of Agent, which consent may be granted or withheld in Agent's sole and absolute discretion.

         Section C.35. Inland Refining. As of the date hereof, Inland Refining shall (a) act solely in its own name and through its duly authorized directors and officers in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned, (b) keep in full effect its existence and rights as a corporation under the laws of the State of Utah by taking all actions required by the corporation laws of Utah, including convening regular meetings of shareholders and directors, (c) cause not less than two of its three directors to be Independent Directors, (d) cause its employees and officers to not be officers, directors or employees of Borrower or Parent, (e) cause all its actions to be taken by a duly authorized officer of Inland Refining, (f) maintain corporate minutes, books and accounts separate from those of Parent, (g) maintain capitalization adequate to meet its obligations and business objectives and (h) design and implement an environmental management plan to ensure compliance with and manage liability under Environmental Laws. For purposes of this Section C.34, the term 'Independent Director' means any Person who is not and for the prior five years has not been an officer, director, or employee of either Parent or Borrower.

         Section C.36. Parent's and other Related Persons' Actions Regarding Inland Refining. With respect to Inland Refining, neither Parent nor Borrower shall (a) either directly or indirectly, provide any additional funds to Inland Refining, either through an equity investment, loan, loan guarantee or any other means, except for (i) the Production/Refining Credit Agreement permitted pursuant to Section C.37, (ii) the Parent guaranties permitted pursuant to Section C.18(h), and (iii) funds required to finance the acquisition of the Pennzoil Refinery, (b) pay the salaries of Inland Refining's employees or reimburse Inland Refining for any costs, expenses or losses incurred by Inland Refining, (c) have direct involvement with or direct control over any environmental management plan and/or remediation program concerning any property owned by Inland Refining, including the Crysen Refinery, and (d) have direct control over the day-to-day management and operations or the financial affairs of Inland Refining.

         Section C.37. Inventory and Accounts Receivable. Except for the inventory and accounts receivable which Inland Refining purchased in connection with the sale of the Sound Refinery to SJCC, Inland Refining shall not purchase or have any ownership interest in any inventory or accounts receivable located on, arising from or associated with the Sound Refinery.

         Section C.38. Production/Refining Loan. Borrower shall be permitted to make loans or advances to Inland Refining, and may cause Letters of Credit to be issued for the benefit of Inland Refining pursuant to the Bank Agreement, in each case under the Production/Refining Credit Agreement, provided that the aggregate principal amount of all loans to Inland Refining plus the aggregate amount of Letters of Credit issued to or for the account of Inland Refining, plus any amounts that have been advanced pursuant to any such Letter of Credit which have not been reimbursed by Inland Refining to Borrower, shall not exceed $20,000,000 in the aggregate at any one time outstanding.

         Section C.39. Inland Refining Contract. Parent and Borrower hereby agree that they shall not amend the Inland Refining Contract without obtaining the prior written consent of Required Lenders, which consent may be given or withheld in Required Lenders' sole and absolute discretion.

         Section C.40. Capital Expenditures. Inland Refining agrees that it will not make any capital expenditures relating to the Crysen Refinery and the Pennzoil Refinery in an amount exceeding $3,000,000 in the aggregate during any Fiscal Year ending on or prior to December 31, 1997 or in an amount exceeding $5,000,000 in the aggregate after January 1, 1998, without first obtaining the prior written consent of Required Lenders, which consent may be given or withheld in Required Lenders' sole and absolute discretion; provided, however, that Inland Refining shall make any capital expenditures with respect to modifications, repairs or improvements to the Crysen Refinery required to comply with or address liability under any Law applicable to the Crysen Refinery, including any Environmental Law, after providing advance written notice to Agent concerning the applicability of such requirements.

           Section C.41. Farmout Transactions. On or before December 31, 1998, Parent shall have received at least $17,000,000 in proceeds from the Farmout Agreement which shall have been or shall be applied to drilling, completing and equipping wells pursuant to the Farmout Agreement. Parent shall not make nor shall Parent permit any Related Person to make any payment of cash or other property to the Farmee (as such term is defined in the Farmout Agreement) pursuant to the Farmout Agreement, whether in respect of production from wells or otherwise, other than payments in the form of Parent's common stock pursuant to the Farmout Agreement. Parent shall not allow nor shall Parent permit any Restricted Person to allow proceeds of production from any Earned Drillsite (as such term is defined in the Farmout Agreement) or any well thereon or other cash to be retained by Farmee in lieu of receiving a payment or distribution in the form of Parent's common stock pursuant to the Farmout Agreement. Parent (i) shall not amend or modify the Farmout Agreement in any material respect and
(ii) will give prompt notice to Agent of any breach by any Restricted Person or by Farmee (as such term is defined in the Farmout Agreement) under the Farmout Agreement.

                                    ANNEX D

                            COMMON EVENTS OF DEFAULT

         Section D.1 Any Related Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, and such failure is not remedied in full within one (1) Business Day thereafter.

         Section D.2. Any Related Person fails to pay any Obligation (other than the Obligations in Section D.1 above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within one
(1) Business Day after the same becomes due in the case of interest or fifteen
(15) days thereafter in the case of any other Obligation.

         Section D.3. Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document.

         Section D.4. Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section C.3 or any of Sections C.17 through and including C.41 of Annex C.

         Section D.5. Any Related Person fails (other than as referred to in Sections D.1, D.2, D.3 or D.4 above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower.

         Section D.6. Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section
B.5 of Annex B for any reason other than its release or subordination by Agent.

         Section D.7. Any Related Person fails to duly observe, perform or comply with (a) any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Parent and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, or (b) any provision of any Other Loan Document and, in either case, such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument.

         Section D.8. Any Related Person (iii) fails to pay any portion, when such portion is due, of any of its Restricted Debt in excess of $100,000 (other than the Obligations, the Other Allowed Debt and Debt described in Section C.6 of Annex C which is not required to be paid so long as the Related Person is in good faith contesting the validity thereof by appropriate proceedings), or (iv) breaches or defaults in the performance of any agreement or instrument by which any such Restricted Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor.

         Section D.9. Either (v) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (vi) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount).

         Section D.10. Any Related Person:

                  (a) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                  (b) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (c) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (d) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (e) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

         Section D.11.  Any Change in Control occurs.

         Section D.12. Any "Event of Default" (as defined in the Other Loan Documents) occurs under the Other Loan Documents.

                                                                     SCHEDULE 1

                              DISCLOSURE SCHEDULE


         To supplement the following sections of the Agreement of which this
Schedule is a part, Parent and Borrower hereby make the following disclosures:

         1.       Section B.6  Initial Financial Statements:

                  No Material Adverse Change.

         2.       Section B.7  Other Obligations:

                  a.       Swap Agreement with Joint Energy Development
                           Investments Limited Partnership, dated November 22,
                           1994, structured as a costless collar with a floor price of $18.00 per barrel and a ceiling price of $20.55 per barrel using the average settlement price for the prompt month of NYMEX Light Sweet Crude Oil for the following remaining quantities and periods of time:

                           January 1, 1998 through December 31, 1998             12,500 barrels per month
                           January 1, 1999 through December 31, 1999             14,000 barrels per month
                           January 1, 2000 through December 31, 2000             14,000 barrels per month

                  b.       Swap Agreement with Koch Oil Company, dated January
                           1, 1997, structured as a reverse collar with a Put price of $18.00 per barrel and a Call strike price of $20.55 per barrel using the average settlement price for the prompt month of NYMEX Light Sweet
                           Crude Oil for the following quantities and periods of time:

                           January 1, 1998 through December 31, 1998             12,500 barrels per month
                           January 1, 1999 through December 31, 1999             14,000 barrels per month
                           January 1, 2000 through December 31, 2000             14,000 barrels per month

                  c.       Swap Agreement with Enron Capital and Trade
                           Resources dated March 12, 1998, structured as a costless collar with a floor price of $14.50 per barrel and a ceiling price of $17.70 per barrel using the average settlement price for the prompt month of NYMEX Light Sweet Crude Oil for the following remaining quantities and periods of time:

                           April 1, 1998 through December 31, 1998               75,000 barrels per month

         3.       Section B.9  Litigation:

                  None.


         4.       Section B.10  Labor Disputes and Acts of God:

                  None.

         5.       Section B.11 ERISA Liabilities:

                  a.       Inland Resources Inc. 401(k) Plan.

                  b.       Inland Resources Inc. Section 125 Cafeteria Plan.

                  c.       Inland Resources Inc. Medical Plan through Cigna Healthcare

         6.       Sections B.12 Environmental Laws and Other:

                  None. However, upon closing the purchase of the Pennzoil
                  Refinery, there is an environmental clean-up taking place which is the contractual responsibility of Pennzoil Products
                  Company.

         7.       Sections B.13  Names and Places of Business:


                  a.       On April 28, 1993, the name of Inland Gold and
                           Silver Corp. was changed to Inland Resources Inc.
                           for the past five years, Parent's places of business have been:

                           February 1998 until Present
                           410 Seventeenth Street, Suite 700
                           Denver CO 80202

                           June 1993 until February 1998
                           475 Seventeenth Street, Suite 1500
                           Denver CO 80202


                  b.       On July 1, 1995, the name of Lomax Exploration
                           Company was changed to Inland Production Company.
                           For the past five years, Borrower's places of business have been:

                           February 1998 until Present
                           410 Seventeenth Street, Suite 700
                           Denver CO 80202

                           October 1994 until February 1998
                           P.O. Box 1446                      Also              475 Seventeenth Street
                           West Pole Road                                       Suite 1500
                           Roosevelt UT 80466                                   Denver CO 80202


                           June 1993 through September 1994
                           77 West, 200 South, Suite 402
                           Salt Lake City UT 84101


         8.       Section B.14 Subsidiaries and Stockholdings:

                  Subsidiaries

                  a. Borrower is 100% owned by Parent

                  b. Inland Refining is 100% owned by Parent

                  Partnership Interest

                  a. Borrower is a General Partner in the following Limited
                     Partnerships:

                                    LOEX Properties 1983, LTD, a Texas Limited
                                    Partnership, Borrower has a 0.62% interest in the partnership. The partnership's principal place of business is 410
                                    Seventeenth Street, Suite 700, Denver CO
                                    80202.

                                    LOEX Properties 1984, LTD, a Texas Limited
                                    Partnership, Borrower has a 0.57% interest in the partnership. The partnership's principal place of business is 410
                                    Seventeenth Street, Suite 700, Denver CO
                                    80202.

                  b. Borrower is a Managing Partner in the following General
                     Partnerships:

                                    West Monument Butte Pipeline Company, a
                                    Texas General Partnership, Borrower has an
                                    80.96% interest in the partnership. The
                                    partnership's principal place of business is 410 Seventeenth Street, Suite 700,
                                    Denver CO 80202.


         9.       Section C.18. Restricted Debt:

                  All-Inclusive Promissory note secured by All-Inclusive Deed of Trust payable to the Carmen Family Investment Company dated May 1, 1995, for a total of $202,906.67 principal balance to be paid in fourteen annual installments of $26,797.54 including interest (interest rate is 9.5% per annum). The All-Inclusive Deed of Trust includes lands in Township 8 South, Range 17 East, S.L.M. in Sections 20 (NE
                  1/4 of the SE 1/4), 21 (SE 1/4) and 28 (N 1/2 of the NW 1/4)
                  in Duchess County, Utah.


                                   SCHEDULE 2

                               Security Schedule

         1. Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Borrower to Collateral Agent dated as of September 30, 1998.

         2. Pledge Agreement from Parent to Collateral Agent, dated as of September 23, 1997, as amended by that certain First Amendment to Pledge Agreement dated as of May 29, 1998, as the same may be amended, supplemented, restated, or ratified from time to time.

         3. UCC-1 Financing Statement by Parent filed in the Office of the Secretary of State of Colorado on October 1, 1997 as Instrument No. 19972083891.

         4. UCC-1 Financing Statement by Parent filed in the Office of the Secretary of State of Texas on October 1, 1997 as Instrument No. 97-203172.

         5. UCC-3 Amendment by Parent filed in the Office of the Secretary of State of Colorado on June 25, 1998 as Instrument No. 1998241245.

         6. UCC-3 Amendment by Parent filed in the Office of the Secretary of State of Texas on June 25, 1998 as 1325979-4.

         6. Security Agreement from Borrower to Collateral Agent, dated as of September 23, 1997, as the same has been or may be amended, supplemented, restated, or ratified from time to time.

         7. UCC-1 Financing Statement by Borrower filed with the Secretary of State of Colorado on October 1, 1997 , as Instrument No. 19972083890.

         8. UCC-1 Financing Statement by Borrower filed with the Secretary of State of Utah on October 1, 1997 , as Instrument No. 97-580397.

         9. Security Agreement from Inland Refining to Collateral Agent, dated as of May 29, 1998, as the same has been or may be amended, supplemented, restated, or ratified from time to time.

         10. UCC-1 Financing Statement by Inland Refining filed with the Secretary of State of Colorado on June 25, 1998 , as Instrument No. 19982041247.

         11. UCC-1 Financing Statement by Inland Refining filed with the Secretary of State of Texas on June 25, 1998 , as Instrument No. 98-129065.

         12. UCC-1 Financing Statement by Inland Refining filed with the Secretary of State of Utah on June 25, 1998 , as Instrument No. 8176410010.

         13. Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement from Inland Refining to Collateral Agent, dated as of May 29, 1998 and recorded in the Davis County Recorder Office as Instrument No. 1408691, Book 2299, Page 937.

         14. Guaranty from Parent to Agent and Collateral Agent dated as of September 23, 1997 as the same has been or may be amended, supplemented, restated, or ratified.

         15. Guaranty from Inland Refining to Agent and Collateral Agent dated as of September 23, 1997 as the same has been or may be amended, supplemented, restated, or ratified.

                                   SCHEDULE 3

                               Insurance Schedule

           Policy                     Name of                               Type of                  Term
           Number                     Insurance Company                     Policy                   of Policy
           ------                     -----------------                     ------                   ---------

A.         37650017                   TIG Insurance Co. of Michigan         General Liability        6/1/97 - 6/1/98

           General Liability:
           ------------------

           a)       Limits:
                    $2,000,000        General Aggregate
                    $1,000,000        Products/Completed Operations Aggregate
                    $1,000,000        Each Occurrence
                    $1,000,000        Personal and Advertising Injury
                    $1,000,000        Fire Damage
                    $   10,000        Medical Expense

           b)       Coverage:
                    Commercial General Liability Form

B.         CCOPA58396                 Security Insurance Company            Property                 6/1/97 -
                                      of Hartford                           6/1/98

           a)       Limits:
                    $500,000          Blanket

           b)       Deductible:
                    $1,000 per occurrence

C.         1638-00-13682              Wausau Underwriters                   Automobile               6/1/97 -
                                      Insurance Company                                              6/1/98

           a)       Limits:
                    $1,000,000        Each accident combined single limit
                                      Bodily injury and property damage liability including hired and non-owned auto liability
                    $1,000,000        Uninsured/underinsured motorists coverage
                                      Each accident combined single limit
                                      Bodily personal injury protection
                    Basic             Person personal injury protection

D.       37650017                   TIG Insurance Co. of Michigan          Umbrella              6/1/97 -
                                                                                                 6/1/98

         a)       Limits:
                  $10,000,000       Aggregate
                  $10,000,000       Each Occurrence

E.       37650017                   TIG Insurance Co. of Michigan          OEE                   6/1/97 -
                                                                                                 6/1/98

         a)       Limits:
                  $6,000,000        Drilling Limit
                  $3,000,000        Producing Limit Each Occurrence Combined

         b)       Deductible:
                  $   25,000        Each Incident

                                   SCHEDULE 4

                            SCHEDULED BANK PAYMENTS

             Quarterly                                       Amount
           Payment Date                                    of Payment
           ------------                                    ----------

           June 29, 1999                                   $6,222,222

           Sept 29, 1999                                   $6,222,222

           Dec 30, 1999                                    $6,222,222

           Mar 30, 2000                                    $4,666,666

           June 29, 2000                                   $4,666,666

           Sept 28, 2000                                   $4,666,666

           Dec 28, 2000                                    $4,666,666

           Mar 29, 2001                                    $3,888,889

           June 28, 2001                                   $3,888,889

           Sept 27, 2001                                   $3,888,889

           Dec 28, 2001                                    $3,888,889

           Mar 28, 2002                                    $3,500,000

           June 27, 2002                                   $3,500,000

           Sept 27, 2002                                   $3,500,000

           Dec. 30, 2002                                   $3,500,000

           Mar 28, 2003                                    $3,111,114

                                   SCHEDULE 5

                  Calculation of 12.5% Internal Rate of Return

         Reference is made to the Agreement to which this Schedule is attached for the meaning of terms defined therein and used herein without further definition. As used herein, the following additional terms have the following meanings:

         "LOAN DOCUMENT DISBURSEMENTS" means, with respect to the A Note, $65,000,000 of the Advance and all other amounts advanced or expended by Noteholder, Agent or Collateral Agent which Borrower is obligated to repay or reimburse under the Credit Agreement or any Loan Document, and, with respect to the B Note, $10,000,000 of the Advance.

         "LOAN DOCUMENT PAYMENTS" means all payments received by Noteholder, Agent or Collateral Agent pursuant to any Loan Documents, including all interest and principal on the Note (excluding any interest in excess of 9.75% per annum paid on any past due amount), the financing fee payable under Section
2.4 of the Credit Agreement and all reimbursements of other Loan Document Disbursements.

         "12.5% IRR" means a twelve and one-half (12.5%) percent nominal, cash-on-cash internal rate of return on all Loan Document Disbursements calculated over the period from the date of the initial Advance to the date in question. The method of calculating such rate of return is set forth in the example on page 5-3 of this Schedule (the "Example Calculation"), and the present value discount factors to be used for calculating such internal rate of return are set forth on page 5-4 of this Schedule.

         The periods referred to in the Example Calculation are calendar quarters (January through March, April through June, July through September, and October through December), with the exception of Period 0, which is from the date of the Advance under the Note to and including September 30, 1997, and Period 1, which is the period beginning on September 30, 1997 and ending on December 31, 1997.

         All Loan Document Disbursements and all Loan Document Payments will be treated as shown in the Example Calculation.

         The Advance will be discounted by a discount factor of 1.0. The financing fee will be discounted by a discount factor of 1.0 provided the fee is received on the date of the Advance. Each subsequent Loan Document Disbursement will be discounted by the discount factor corresponding to the period in which it is advanced or disbursed (e.g., a Loan Document Disbursement made in October 1997 would be discounted by a factor of 0.969365). All Loan Document Payments will be discounted by the discount factor corresponding to the period in which they are received (e.g., Loan Document Payments received in March, 1998 will be discounted by a factor of 0.939991).

         If Noteholder elects to have a 12.5% IRR calculated on all but $10,000,000 of the Loan Document Disbursements (as to which $10,000,000 the 12.5% IRR Calculation shall be made at the time and in the manner set forth in the Warrant Documents), the last $10,000,000 advanced on the Loan will be excluded from the "Advance to Borrower" in calculating the Additional Interest and "NPV of Cash Proceeds".

         When the "NPV of Total Loan Amount" less the "NPV of Cumulative Cash Proceeds" is less than or equal to zero, after Additional Interest has been paid Noteholder will have been given a 12.5% IRR. In the Example Calculation, this occurs in the quarter ending June 2000.

                                   EXHIBIT A

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT B

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT C

                             NOTICE OF BANK ADVANCE

         Reference is made to that certain Amended and Restates Credit Agreement dated as of September 11, 1998 (as from time to time amended, the "Agreement"), by and among Inland Production Company ("Borrower"), Inland Resources Inc., Trust Company of the West, as holder of the Note ("Noteholder") and TCW Asset Management Company, as Agent and Collateral Agent. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby notifies Noteholder that it is requesting an advance under the Bank Credit Agreement in the principal amount of $_________ and has specified __________ ___, 19__, as the date Borrower desires for the Banks to make such advance.

         To induce Noteholder to permit such advance, Borrower hereby represents, warrants, acknowledges, and agrees that:

         (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereby, having all necessary authority to act for Borrower in making the request herein contained.

         (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement or Bank Credit Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

         (c) There does not exist on the date hereof any condition or event which constitutes a Default or Coverage Deficiency which has not been waived in writing as provided in Section 7.1(a) of the Agreement; nor will any such Default or Coverage Deficiency exist upon Borrower's receipt and application of the advance being requested.

         (d) Except to the extent waived in writing as provided in Section 9.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

         (e) The Loan Documents and the Bank Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section
    9.1 of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The person signing this instrument hereby certifies, in his capacity as an officer of Borrower and in the name and on behalf of Borrower, that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.


         IN WITNESS WHEREOF, this instrument is executed as of _________ ___, 199_.

                                       INLAND PRODUCTION COMPANY



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT D

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 11, 1998 (as from time to time amended, the "Agreement"), by and among Inland Production Company ("Borrower"), Inland Resources Inc. ("Parent"), Trust Company of the West, as holder of the Note ("Noteholder") and TCW Asset Management Company, as Agent and Collateral Agent, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section C.1(b) of Annex C to the Agreement. Together herewith Parent is furnishing to Noteholder Parent's *[audited/unaudited] [Consolidated/Consolidating] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Parent hereby represents, warrants, and acknowledges to Noteholder that:

         a. the officer of Parent signing this instrument is the duly elected, qualified and acting ____________ of Parent and as such is Parent's chief financial officer;

         b. the Financial Statements fairly present, in accordance with GAAP and in all material respects, the matters set forth therein and satisfy the requirements of the Agreement;

         c. attached hereto is a schedule of calculations showing Borrower's and Parent's compliance as of the Reporting Date with the requirements of Sections ____________ of the Agreement *[and non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement];

         d. on the Reporting Date, Borrower and Parent were, and on the date hereof Borrower and Parent are, in full compliance with the disclosure requirements of Section C.3 of Annex C to the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

         The officer of Parent signing this instrument hereby certifies, in his capacity as an officer of Parent and in the name and on behalf of Parent, that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Parent and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19____. INLAND PRODUCTION COMPANY


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT E

                      ENVIRONMENTAL COMPLIANCE CERTIFICATE

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 11, 1998 (as from time to time amended, the "Agreement"), by and among Inland Production Company ("Borrower"), Inland Resources Inc., and Trust Company of the West and TCW Asset Management Company (in the capacities described therein). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. The undersigned, being the *[President/Chief Executive Officer] of Borrower, hereby certifies, in his capacity as an officer of Borrower and in the name and on behalf of Borrower, to Agent and Collateral Agent as follows:

         1. For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and is complying with Section C.11 of Annex C to the Agreement *[except as set forth in Schedule I attached hereto];

         2. To the best knowledge of the undersigned after due inquiry, Borrower is on the date hereof in compliance with all applicable Environmental Laws, noncompliance with which could cause a Material Adverse Change;

         3. Borrower has taken (and continues to take) steps to minimize the generation of potentially harmful effluents;

         4. Borrower has established an ongoing program of conducting an internal audit of each operating facility of Borrower to identify actual or potential environmental liabilities which could cause a Material Adverse Change; and

         5. Borrower has established an ongoing program of training its employees in issues of environmental, health and safety compliance, and Borrower presently has one or more individuals in charge of implementing such training program.

         The officer of Borrower signing this instrument hereby certifies, in his capacity as an officer of Borrower and in the name and on behalf of Borrower, that, to the best of his knowledge after due inquiry and consultation with the operating officers of Borrower, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19____.

                                       INLAND PRODUCTION COMPANY


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT F

                                APPROVAL LETTER

                                     [Date]



Inland Production Company
410 Seventeenth Street, Suite 700
Denver, Colorado  80202
Attention:  _____________________

Gentlemen:

         Reference is made to the Amended and Restated Credit Agreement dated September 11, 1998, among Inland Production Company, Inland Resources, Inc., Trust Company of the West, as Noteholder, and TCW Asset Management Company, as Agent and Collateral Agent. (Such Credit Agreement, as from time to time amended, is herein called the "Credit Agreement"). Reference is hereby made to the Credit Agreement for all purposes, and terms defined therein shall have the same meanings when used herein.

         The Credit Agreement contemplates that certain Approval Letters may be given from time to time in connection therewith in order to specify certain ANCF Capital Expenditures, ANCF LOE, ANCF Overhead Costs, or ANCF
Transportation Costs. This letter is such an Approval Letter and is given by the undersigned in order so to approve the ANCF _____________ which are specified in the schedule attached hereto.

         This letter [is in addition to/supersedes] all previous Approval Letters dealing with ANCF _______________.

         This letter is a Loan Document, and all provisions of the Credit Agreement which apply to Loan Documents shall apply hereto.

         This letter may be separately executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Approval Letter.

         Please execute a counterpart of this letter in the place provided below to evidence your agreement to the foregoing and your continuing ratification of the Credit Agreement and the other Loan Documents in consideration of the approval herein contained.

                                       Yours truly,

                                       TCW ASSET MANAGEMENT COMPANY,
                                       as Agent under the Credit Agreement


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

Accepted and agreed to as
of the date first written
above

INLAND PRODUCTION COMPANY



By:


-----------------------------------
Name:
Title:

                                       2